Board of Governors of the Federal Reserve System
OMS Number 7100-0056
Federal Deposit Insurance Corporation
OMS Number 3064 0052
Office of the Comptroller of the Currency
CMR Number [illegible]
Expires March 31, 2004
Federal Financial Institutions Examination Council

Please refer to page 1, Table of Contents for the required disclosure of [illegible]

Consolidated Reports of Condition and Income for A Bank With Domestic and Foreign Offices—FFIEC 031
Report at the close of business December 31, 2001	20011231

(RCRI 9999)
This report is required by law: 12 U.S.C. §324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).	This report form is to be filed by banks with domestic offices only. Banks with foreign offices (as defined in the instructions) must file FFIEC 031.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National banks.

 I, Karen B. Martin, Vice President
Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

/s/ Karen B. Martin
Signature of Officer Authorized to Sign Report

1/30/02
Date of Signature	The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in confomance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/ [illegible]
Director (Trustee)

/s/ [illegible]
Director (Trustee)

/s/ [illegible]
Director (Trustee)

Submission of Reports		(if other than EDS) must transmit the bank's computer data file to EDS.
Each bank must prepare its Reports of Condition and Income either:
(a)	in electronic form and then file the computer data file directly with the banking agencies' collection agent, Electronic Data Systems Corporation (EDS), by modem or on computer diskette; or	For electronic filing assistance, contact EDS Call Report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.
(b)	in hard-copy (paper) form and arrange for another party to convert the paper report to electronic form. That party	To fulfill the signature and attestation requirement tor the Reports of Condition and Income for this report date, attach this signature page (or a photocopy or a computer-generated version of this page) to the hard-copy record of the completed report that the bank places in its files.

FDIC Certificate Number:	05208 (RCRI 9060)	Wells Fargo Bank Minnesota, N.A. Legal Title of Bank (TEXT 9010)
http://www.wellsfargo.com Primary Internet Web Address of Bank (Home Page), if any (TEXT4087) (Example: www examplebank.com)		Minneapolis City (TEXT [illegible])
		MN State Abbrev (TEXT [illegible])	55479 Zip Code (TEXT [illegible])
Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

Consolidated Reports of Condition and Income for A Bank With Domestic Offices Only	FFIEC 031 Page i

Table of Contents

Signature Page	Cover
Report of Income
Schedule RI—Income Statement	RI-1, 2, 3
Schedule RI-A—Changes in Equity Capital	RI-4
Schedule RI-B—Charge-offs and Recoveries on Loans and Leases and Changes in Allowance for Loan and Lease Losses	RI-4, 5
Schedule RI-D—Income from International Operations	RI-6
Schedule RI-E—Explanations	RI-6, 7
Disclosure of Estimated Burden
The estimated average burden associated with this information collection is 35.5 hours per respondent and is estimated to vary from 14 to 500 hours per response, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent's activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, D.C. 20503, and to one of the following:
Secretary Board of Governors of the Federal Reserve System Washington, D.C. 20551
Legislative and Regulatory Analysis Division Office of the Comptroller of the Currency Washington, D.C. 20219
Assistant Executive Secretary Federal Deposit Insurance Corporation Washington, D.C. 20429
Report of Condition
Schedule RC—Balance Sheet	RC-1, 2
Schedule RC-A—Cash and Balances Due From Depository Institutions	RC-3
Schedule RC-B—Securities	RC-3, 4, 5
Schedule RC-C—Loans and Lease Financing Receivable
Part I. Loans and Leases	RC-6, 7
Part II. Loans to Small Businesses and Small Farms (to be completed for the June report only; not included in the forms for the September and December repo	RC-7a, 7b
Schedule RC-D—Trading Assets and Liabilities (to be completed only by selected bank)	RC-8
Schedule RC-E—Deposit Liabilities	RC-9, 10
Schedule RC-F—Other Assets	RC-11
Schedule RC-G—Other Liabilities	RC-11
Schedule RC-H—Selected Balance Sheet Items for Domestic Offices	RC-12
Schedule RC-I—Assets and Liabilities of	RC-12
Schedule RC-K—Quarterly Averages	RC-13
Schedule RC-L—Derivatives and Off-Balance Sheet Items	RC-14, 15
Schedule RC-M—Memoranda	RC-16
Schedule RC-N—Past Due and Nonaccrual Loans, Leases, and Other Assets	RC-17, 18
Schedule RC-O—Other Data for Deposit Insurance and FICO Assessments	RC-19, 20
Schedule RC-R—Regulatory Capital	RC-21, 22, 23, 24
Schedule RC-S—Securitization and Asset Sales Activities	RC-25, 26, 27, 27a
Schedule RC-T—Fiduciary and Related Services (to be completed beginning December 31, 20	RC-28, 29, 30
Optional Narrative Statement Concerning the Amounts Reported in the Reports of Condition and Income	RC-31
Special Report (to be completed by all banks)

For information or assistance, national and state nonmember banks should contact the FDIC's Reports Analysis and Quality Control Section, 550 17th Street, NW, Washington, D.C. 20429, toll free on (800) 688-FDIC(3342), Monday through Friday between 8:00 a.m. and 5:00 p.m., Eastern time. State member banks should contact their Federal Reserve District Bank.

Wells Fargo Bank Minnesota, N.A.		FFIEC 031
		RI-1
Legal Title of Bank
Minneapolis

City
MN	55479

State	Zip Code
FDIC Certificate Number - 05208
Consolidated Report of Income for the period January 1, 2001 - December 31, 2001
All Report of Income schedules are to be reported on a calendar year-to-date basis in thousands of dollars.
Schedule RI—Income Statement
Dollar Amounts in Thousands			RlAD	Bil/Mil/Thou
1.	Interest Income:
	a.	Interest and fee income on loans:
		(1) In domestic offices:
		(a) Loans secured by real estate	4011	1,210,169	1.a.1.a
		(b) Loans to finance agricultural production and other loans to farmers	4024	15,408	1.a.1.b
		(c) Commercial and industrial loans	4012	424,225	1.a.1.c
		(d) Loans to individuals for household, family, and other personal expenditures:
		(1) Credit cards	B485	177,830	1.a.1.d.1
		(2) Other (includes single payment, installment, all student loans, and revolving credit plans other than credit cards)	B486	111,910	1.a.1.d.2
		(e) Loans to foreign governments and official institutions	4056	0	1.a.1.e
		(f) All other loans in domestic offices	B487	179,184	1.a.1.f
		(2) In foreign offices, Edge and Agreement subsidiaries, and IBFs	4059	309	1.a.2
		(3) Total interest and fee income on loans (sum of items 1.a.(1)(a) through 1.a.(2))	4010	2,119,035	1.a.3
	b.	Income from lease financing receivables	4065	151,628	1.b
	c.	Interest income on balances due from depository institutions: (1)	4115	1,542	1.c
	d.	Interest and dividend income on securities:
		(1) U.S. Treasury securities and U.S. Government agency obligations (excluding mortgage-backed securities)	B488	24,032	1.d.1
		(2) Mortgage-backed securities	B489	70,553	1.d.2
		(3) All other securities (includes securities issued by states and political subdivisions in the U.S.)	4060	36,061	1.d.3
	e.	Interest income from trading assets	4069	455	1.e
	f.	Interest income on federal funds sold and securities purchased under agreements to resell	4020	526,087	1.f
	g.	Other interest income	4518	15,141	1.g
	h.	Total interest income (sum of items 1.a.(3) through 1.g)	4107	2,944,534	1.h
2.	Interest expense:
	a.	Interest on deposits:
		(1) Interest on deposits in domestic offices:
		(a) Transaction accounts (NOW accounts, ATS accounts, and telephone and preauthorized transfer accounts)	4508	3,806	2.a.1.a
		(b) Nontransaction accounts:
		(1) Savings deposits (includes MMDAs)	0093	186,607	2.a.1.b.1
		(2) Time deposits of $100,000 or more	A517	15,888	2.a.1.b.2
		(3) Time deposits of less than $100,000	A518	95,239	2.a.1.b.3
		(2) Interest on deposits in foreign offices, Edge and Agreement subsidiaries, and IBFs	4172	270,712	2.a.2
	b.	Expense of federal funds purchased and securities sold under agreements to repurchase	4180	340,715	2.b
	c.	Interest on trading liabilities and other borrowed money	4185	286,739	2.c

(1)
Includes interest income on time certificates of deposits not held for trading.

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	FFIEC 031 RI-2
FDIC Certificate Number - 05208
Schedule RI—Continued
				Year-to-date
Dollar Amounts in Thousands
			RlAD	Bil/Mil/Thou
2.	Interest expense (continued):
	d.	Interest on subordinated notes and debentures	4200	2			2.d
	e.	Total interest expense (sum of items 2.a through 2.d)	4073	1,199,708			2.e
3.	Net interest income (item 1.h minus 2.e)				4074	1,744,826	3
4.	Provision for loan and lease losses				4230	122,930	4
5.	Noninterest income:
	a.	Income from fiduciary activities (1)	4070	269,271			5.a
	b.	Service charges on deposit accounts in domestic offices	4080	143,139			5.b
	c.	Trading revenue (2)	A220	(2,138)			5.c
	d.	Investment banking, advisory, brokerage, and underwriting fees and commissions	B490	94,108			5.d
	e.	Venture capital revenue	B491	0			5.e
	f.	Net servicing fees	B492	1			5.f
	g.	Net securitization income	B493	0			5.g
	h.	Insurance commissions and fees	B494	40,396			5.h
	i.	Net gains (losses) on sales of loans and leases	5416	2,185			5.i
	j.	Net gains (losses) on sales of other real-estate owned	5415	641			5.j
	k.	Net gains (losses) on sales of other assets (excluding securities)	B496	638			5.k
	l.	Other noninterest income *	B497	392,055			5.i
	m.	Total noninterest income (sum of items 5.a through 5.i)			4079	940,296	5.m
6.	a.	Realized gains (losses) on held-to-maturity securities			3521	0	6.a
	b.	Realized gains (losses) on available-for-sale securities			3196	13,745	6.b
7.	Noninterest expense:
	a.	Salaries and employee benefits	4135	517,047			7.a
	b.	Expenses of premises and fixed assets (net of rental income) (excluding salaries and employee benefits and mortgage interest)	4217	101,998			7.b
	c.	Amortization expense of intangible assets (including goodwill)	4531	11,409			7.c
	d.	Other noninterest expense *	4092	793,024			7.d
	e.	Total noninterest expense (sum of items 7.a through 7.d)			4093	1,423,478	7.e
8.	Income (loss) before income taxes and extraordinary items, and other adjustments (item 3 plus or minus items 4, 5.m, 6.a, 6.b, and 7.e)				4301	1,152,459	8
9.	Applicable income taxes (on item 8)				4302	408,203	9
10.	Income (loss) before extraordinary items and other adjustments (item 8 minus item 9)				4300	744,256	10
11.	Extraordinary items and other adjustments, net of income taxes *				4320	0	11
12.	Net income (loss) (sum of items 10 and 11)				4340	744,256	12

*
Describe on Schedule RI-E—Explanations.

(1)
For banks required to complete Schedule RC-T, items 12 through 19, income from fiduciary activities reported in Schedule RI, item 5.a, must equal the amount reported in Schedule RC-T, item 19.

(2)
For banks required to complete Schedule RI, Memorandum item 8, trading revenue reported in Schedule RI, item 5.c must equal the sum of Memorandum items 8.a through 8.d.

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	FFIEC 031 RI-3
FDIC Certificate Number - 05208
Schedule RI—Continued
				Year-to-Date
Memoranda Dollar Amounts in Thousands			RIAD	Bil/Mil/Thou
1.	Interest expense incurred to carry tax-exempt securities, loans, and leases acquired after August 7, 1986, that is not deductible for federal income tax purposes		4513	614	M.1
2.	Income from the sale and servicing of mutual funds and annuities in domestic offices (included in Schedule RI, item 8)		8431	3,273	M.2
3.	Income on tax-exempt loans and leases to states and political subdivisions in the U.S. (included in Schedule RI, items 1.a and 1.b)		4313	1,800	M.3
4.	Income on tax-exempt securities issued by states and political subdivisions in the U.S. (included in Schedule RI, item 1.d.(3))		4507	12,085	M.4
				Number
5.	Number of full-time equivalent employees at end of current period (round to nearest whole number)		4150	7,172	M.5
6.	Not applicable
				CCYY/MM/DD
7.	If the reporting bank has restated its balance sheet as a result of applying push down accounting this calendar year, report the date of the bank's acquisition (1)		9106	N/A	M.7
8.	Trading revenue (from cash instruments and derivative instruments) (sum of Memorandum items 8.a through 8.d must equal Schedule RI, item 5.c)
 (To be completed by banks that reported average trading assets
	(Schedule RC-K, item 7) of $2 million or more for any quarter of the preceding calendar year.):
			RIAD	Bil/Mil/Thou
	a.	Interest rate exposures	8757	(2,138)	M.8.a
	b.	Foreign exchange exposures	8758	0	M.8.b
	c.	Equity security and index exposures	8759	0	M.8.c
	d.	Commodity and other exposures	8760	0	M.8.d
9.	Impact on income of derivatives held for purposes other than trading:
			RIAD	Bil/Mil/Thou
	a.	Net increase (decrease) to interest income	8761	0	M.9.a
	b.	Net (increase) decrease to interest expense	8762	0	M.9.b
	c.	Other (noninterest) allocations	8763	0	M.9.c
10.	Credit losses on derivatives (see instructions)		A251	0	M.10
				YES/NO
11.	Does the reporting bank have a Subchapter S election in effect for federal income tax purposes for the current tax year?		A530	NO	M.11

(1)
For example, a bank acquired on June 1, 2001, would report 20010601

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	FFIEC 031 RI-4
FDIC Certificate Number - 05208
Schedule RI-A—Changes in Equity Capital
Indicate decreases and losses in parentheses.
Dollar Amounts in Thousands		RIAD	Bil/Mil/Thou
1.	Total equity capital most recently reported for the December 31, 2000, Reports of Condition and Income (i.e., after adjustments from amended Reports of Income)	3217	3,084,474	1
2.	Restatements due to corrections of material accounting errors and changes in accounting principles*	B507	0	2
3.	Balance end of previous calendar year as restated (sum of items 1 and 2)	B508	3,084,474	3
4.	Net income (loss) (must equal Schedule RI, item 12)	4340	744,256	4
5.	Sale, conversion, acquisition, or retirement of capital stock, net (excluding treasury stock transactions)	B509	0	5
6.	Treasury stock transactions, net	B510	0	6
7.	Changes incident to business combinations, net	4356	23,496	7
8.	LESS: Cash dividends declared on preferred stock	4470	0	8
9.	LESS: Cash dividends declared on common stock	4460	720,000	9
10.	Other comprehensive income (1)	B511	4,812	10
11.	Other transactions with parent holding company * (not included in items 5, 6, 8, or 9 above)	4415	54,188	11
12.	Total equity capital end of current period (sum of items 3 through 11) (must equal Schedule RC, item 28)	3210	3,191,226	12

*
Describe on Schedule RI-E—Explanations.

(1)
Includes changes in net unrealized holding gains (losses) on available-for-sale securities, changes in accumulated net gains (losses) on cash flow hedges, foreign currency translation adjustments, and changes in minimum pension liability adjustments.

Schedule RI-B—Charge-offs and Recoveries on Loans and Leases and Changes in Allowance for Loan and Lease Losses

Part I. Charge-offs and Recoveries on Loans and Leases

Part I excludes charge-offs and recoveries through the allocated transfer risk reserve.

			(Column A) Charge-offs (1)		(Column B) Recoveries
			Calendar year-to-date
Dollar Amounts in Thousands
			RIAD	Bil/Mil/Thou	RIAD	Bil/Mil/Thou

1.	Loans secured by real estate:
	a.	Construction, land development, and other land loans in domestic offices	3582	12	3583	91	1.a
	b.	Secured by farmland in domestic offices	3584	307	3585	29	1.b
	c.	Secured by 1-4 family residential properties in domestic offices:
		(1) Revolving, open-end loans secured by 1-4 family residential properties and extended under lines of credit	5411	593	5412	306	1.c.1
		(2) Closed-end loans secured by 1-4 family residential properties	5413	810	5414	874	1.c.2
	d.	Secured by multifamily (5 or more) residential properties in domestic offices	3588	0	3589	0	1.d
	e.	Secured by nonfarm nonresidential properties in domestic offices	3590	1,839	3591	1,358	1.e
	f.	In foreign offices	B512	0	B513	0	1.f
2.	Loans to depository institutions and acceptances of other banks:
	a.	To U.S. banks and other U.S. depository institutions	4653	0	4663	0	2.a
	b.	To foreign banks	4654	0	4664	0	2.b
3.	Loans to finance agricultural production and other loans to farmers		4655	183	4665	560	3
4.	Commercial and industrial loans:
	a.	To U.S. addressees (domicile)	4645	61,435	4617	9,066	4.a
	b.	To non-U.S. addressees (domicile)	4646	0	4618	0	4.b
5.	Loans to individuals for household, family, and other personal expenditures:
	a.	Credit cards	B514	62,350	B515	2,429	5.a
	b.	Other (includes single payment, installment, all student loans and revolving credit plans other than credit cards)	B516	22,530	B517	8,830	5.b

(1)
Include write-downs arising from transfers of loans to the held-for-sale account.

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	FFIEC 031 RI-5
FDIC Certificate Number - 05208
Schedule RI-B—Continued
Part I. Continued
			(Column A) Charge-offs (1)		(Column B) Recoveries
			Calendar year-to-date
Dollar Amounts in Thousands
			RIAD	Bil/Mil/Thou	RIAD	Bil/Mil/Thou

6.	Loans to foreign governments and official institutions		4643	0	4627	0	6
7.	All other loans		4644	0	4628	53	7
8.	Lease financing receivables:
	a.	To U.S. addressees (domicile)	4658	0	4668	1	8.a
	b.	To non-U.S. addressees (domicile)	4659	0	4669	0	8.b
9.	Total (sum of items 1 through 8)		4635	150,059	4605	23,597	9

Memoranda

		(Column A) Charge-offs (1)		(Column B) Recoveries
		Calendar year-to-date
Dollar Amounts in Thousands
		RIAD	Bil/Mil/Thou	RIAD	Bil/Mil/Thou

1.	Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in Schedule R1-B, part I, items 4 and 7, above	5409	0	5410	0	M.1
2.	Loans secured by real estate to non-U.S. addresses (domicile) (included in Schedule R1-B, part I, item 1, above):	4652	0	4662	0	M.2

(1)
Include write-downs arising from transfers of loans to the held-for-sale account.

Part II. Changes in Allowance for Loan and Lease Losses

Dollar Amounts in Thousands		RIAD	Bil/Mil/Thou

1.	Balance most recently reported for the December 31, 2000, Reports of Condition and Income (i.e., after adjustments from amended Reports of Income)	B522	259,516	1
2.	Recoveries (must equal part I, item 9, column B above)	4605	23,597	2
3.	LESS: Charge-offs (sum of part I, item 9, column A above and Schedule R1-E, item 6.a)	C079	150,059	3
4.	Provision for loan and lease losses (must equal Schedule R1, item 4)	4230	122,930	4
5.	Adjustments * (see instructions for this schedule)	4815	25,767	5
6.	Balance end of current period (sum of items 1 through 5) (must equal Schedule RC, item 4.c)	3123	281,751	6

*
Include as a negative number write-downs arising from transfers of loans to the held-for-sale account. Describe all adjustments on Schedule RI-E—Explanations, item 6.

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	FFIEC 031 RI-6
FDIC Certificate Number - 05208
Schedule RI-D—Income from International Operations
For all banks with foreign offices, Edge or Agreement subsidiaries, or IBFs where international operations account for more than 10 percent of total revenues, total assets, or net income.
				Year-to-Date
Dollar Amounts in Thousands
			RIAD	Bil/Mil/Thou
1.	Interest income and expense attributable to international operations:
	a.	Gross interest income	B523	N/A	1.a
	b.	Gross interest expense	B524	N/A	1.b
2.	Net interest income attributable to international operations (item 1.a minus 1.b)		B525	N/A	2.
3.	Noninterest income and expense attributable to international operations:
	a.	Noninterest income attributable to international operations	4097	N/A	3.a
	b.	Provision for loan and lease losses attributable to international operations	4235	N/A	3.b
	c.	Other noninterest expense attributable to international operations	4239	N/A	3.c
	d.	Net noninterest income (expense) attributable to international operations (item 3.a minus 3.b and 3.c)	4843	N/A	3.d
4.	Estimated pretax income attributable to international operations before capital allocation adjustment (sum of items 2 and 3.d)		4844	N/A	4
5.	Adjustment to pretax income for internal allocations to international operations to reflect the effects of equity capital on overall bank funding costs		4845	N/A	5
6.	Estimated pretax income attributable to international operations after capital allocation adjustment (sum of items 4 and 5)		4846	N/A	6
7.	Income taxes attributable to income from international operations as estimated in item 6		4797	N/A	7
8.	Estimated net income attributable to international operations (item 6 minus 7)		4341	N/A	8

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	FFIEC 031 RI-7
FDIC Certificate Number - 05208
Schedule RI-E—Explanations
Schedule RI-E is to be completed each quarter on a calendar year-to-date basis.

Detail all adjustments in Schedules RI-A and RI-B, all extraordinary items and other adjustments in Schedule RI, and all significant items of other noninterest income and other noninterest expense in Schedule RI. (See instructions for details.)
					Year-to-Date
Dollar Amounts in Thousands
				RIAD	Bil/Mil/Thou
1.	Other noninterest income (from Schedule RI, item 5.1) Itemize and describe the three largest amounts that exceed 1% of the sum of Schedule RI, items 1.h and 5.m:
			TEXT
	a.	C013	Income and fees from the printing and sale of checks	C013	0	1.a
	b.	C014	Earnings on/increase in value of cash surrender value of life insurance	C014	0	1.b
	c.	C016	Income and fees from automated teller machines (ATMs)	C016	0	1.c
	d.	4042	Rent and other income from other real estate owned	4042	0	1.d
	e.	C015	Safe deposit box rent	C015	0	1.e
	f.	4461	Affiliate service fees	4461	195,104	1.f
	g.	4462	Credit card fees	4462	134,081	1.g
	h.	4463	Gain on mtg service rights sale	4463	51,390	1.h
2.	Other noninterest expense (from Schedule RI, item 7.d): Itemize and describe the three largest amounts that exceed 1% of the sum of Schedule RI, items 1.h and 5.m:
			TEXT
	a.	C017	Data processing expenses	C017	0	2.a
	b.	0497	Advertising and marketing expenses	0497	0	2.b
	c.	4136	Director's fees	4136	0	2.c
	d.	C018	Printing, stationary, and supplies	C018	0	2.d
	e.	8403	Postage	8403	0	2.e
	f.	4141	Legal fees and expenses	4141	0	2.f
	g.	4146	FDIC deposit insurance assessments	4146	0	2.g
	h.	4464	Affiliate expense allocation	4464	442,413	2.h
	i.	4467		4467	N/A	2.i
	j.	4468		4468	N/A	2.j
3.	Extraordinary items and other adjustments and applicable income tax effect (from Schedule RI, item 11) (itemize and describe all extraordinary items and other adjustments):
			TEXT
a. (1)		6373	Effect of adopting FAS 133, "Accounting for Derivative Instruments and Hedging Activities"	6373	0	3.a.1
		(2)	Applicable income tax effect 4486 0			3.a.2
b. (1)		4487		4487	N/A	3.b.1
		(2)	Applicable income tax effect 4488 0			3.b.2
c. (1)		4489		4489	N/A	3.c.1
		(2)	Applicable income tax effect 4491 0			3.c.2

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	FFIEC 031 RI-8
FDIC Certificate Number - 05208
Schedule R1-E—Continued
					Year-to-Date
Dollar Amounts in Thousands
				RIAD	Bil/Mil/Thou
4.	Restatements due to corrections of material accounting errors and changes in accounting principles (from Schedule RI-A, item 2) (itemize and describe all restatements):
			TEXT
	a.	B526		B526	N/A	4.a
	b.	B527		B527	N/A	4.b
5.	Other transactions with parent holding company (from Schedule RI-A, item 11) (itemize and describe all such transactions):
			TEXT
	a.	4498	Capital infusion	4498	54,188	5.a
	b.	4499		4499	N/A	5.b
6.	Adjustments to allowance for loan and lease losses (from Schedule RI-B, part II, item 5) (itemize and describe all adjustments):
			TEXT
	a.	5523	Write-downs arising from transfers of loans in the held-for-sale account	5523	0	6.a
	b.	4522	Loan purchase	4522	25,767	6.b
7.	Other explanations (the space below is provided for the bank to briefly describe, at its option, any other significant items affecting the Report of Income):			RIAD
	X = NO COMMENT - Y = COMMENT			4769	X
	Other explanations (please type or print clearly):
			TEXT (70 characters per line)
		4769

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank		FFIEC 031 RC-1
Minneapolis City
MN	55479

State	Zip Code
FDIC Certificate Number - 05208
Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31,2001
All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.
Schedule RC—Balance Sheet
Dollar Amounts in Thousands					RCFD	Bil/Mil/Thou
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a.	Noninterest-bearing balances and currency and coin (1)			0081	1,635,738	1.a
	b.	Interest-bearing balances (2)			0071	56,609	1.b
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
	b.	Available-for-sale securities (from Schedule RC-B, column D)			1773	1,886,260	2.b
3.	Federal funds sold and securities purchased under agreements to resell				1350	13,090,502	3
4.	Loans and lease financing receivables (from Schedule RC-C):
	a.	Loans and leases held for sale			5369	13,811,575	4.a
	b.	Loans and leases, net of unearned income	B528	20,748,158			4.b
	c.	LESS: Allowance for loan and lease losses	3123	281,751			4.c
	d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	20,466,407	4.d
5.	Trading assets (from Schedule RC-D)				3545	39,828	5
6.	Premises and fixed assets (including capitalized leases)				2145	154,299	6
7.	Other real estate owned (from Schedule RC-M)				2150	3,978	7
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)				2130	0	8
9.	Customers' liability to this bank on acceptances outstanding				2155	19,519	9
10.	Intangible assets:
	a.	Goodwill			3163	136,381	10.a
	b.	Other intangible assets (from Schedule RC-M)			0426	2,629	10.b
11.	Other assets (from Schedule RC-F)				2160	1,124,695	11
12.	Total assets (sum of items 1 through 11)				2170	52,428,420	12

(1)
Includes cash items in process of collection and unposted debits.
(2)
Includes time certificates of deposit not held for trading.

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	FFIEC 031 RC-2
FDIC Certificate Number - 05208
Schedule RC—Continued
Dollar Amounts in Thousands					RCON	Bil/Mil/Thou
LIABILITES
13.	Deposits:
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)			2200	26,310,548	13.a
		(1) Noninterest-bearing(1)	6631	15,407,563			13.a.1
		(2) Interest-bearing	6636	10,902,985			13.b.2
					RCFN
	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)			2200	7,459,440	13.b
		(1) Noninterest-bearing	6631	8,816			13.b.1
		(2) Interest-bearing	6636	7,450,624			13.b.2
					RCFD
14.	Federal funds purchased and securities sold under agreements to repurchase				2800	8,103,521	14
15.	Trading liabilities (from Schedule RC-D)				3548	34,302	15
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M):				3190	6,539,518	16
17.	Not applicable
18.	Bank's liability on acceptances executed and outstanding				2920	19,519	18
19.	Subordinated notes and debentures(2)				3200	0	19
20.	Other liabilities (from Schedule RC-G)				2930	770,346	20
21.	Total liabilities (sum of items 13 through 20)				2948	49,237,194	21
22.	Minority interest in consolidated subsidiaries				3000	0	22
EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus				3838	0	23
24.	Common stock				3230	100,000	24
25.	Surplus (exclude all surplus related to preferred stock)				3839	1,712,625	25
26.	a.	Retained earnings			3632	1,349,777	26.a
	b.	Accumulated other comprehensive income(3)			B530	28,824	26.b
27.	Other equity capital components(4)				A130	0	27
28.	Total equity capital (sum of items 23 through 27)				3210	3,191,226	28
29.	Total liabilities, minority interest, and equity capital (sum of items 21 , 22, and 28)				3300	52,428,420	29
Memorandum To be reported only with the March Report of Condition.		RCFD	Number

1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2000	6724	N/A	M.1
1=
Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2=
Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3=
Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
4=
Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5=
Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
6=
Review of the bank's financial statements by external auditors
7=
Compilation of the bank's financial statements by external auditors
8=
Other audit procedures (excluding tax preparation work)
9=
No external audit work

(1)
Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)
Includes limited-life preferred stock and related surplus.
(3)
Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(4)
Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	FFIEC 031 RC-3
FDIC Certificate Number - 05208
Schedule RC-A—Cash and Balances Due From Depository Institutions

Exclude assets held for trading.

			(Column A) Consolidated Bank		(Column B) Domestic Offices
Dollar Amounts in Thousands
			RCFD	Bil/Mil/Thou	RCON	Bil/Mil/Thou
1.	Cash items in process of collection, unposted debits, and currency and coin		0022	1,504,301			1
	a.	Cash items in process of collection and unposted debits			0020	1,257,694	1.a
	b.	Currency and coin			0080	246,607	1.b
2.	Balance due from depository institutions in the U.S.				0082	133,207	2
	a.	U.S. branches and agencies of foreign banks (including their IBFs)	0083	0			2.a
	b.	Other commercial banks in the U.S. and other depository institutions in the U.S. (including their IBFs)	0085	133,522			2.b
3.	Balances due from banks in foreign countries and foreign central banks				0070	3,124	3
	a.	Foreign branches of other U.S. banks	0073	2,857			3.a
	b.	Other banks in foreign countries and foreign central banks	0074	267			3.b
4.	Balances due from Federal Reserve Banks		0090	51,400	0090	51,298	4
5.	Total (sum of items 1 through 4) (total of column A must equal Schedule RC, sum of items 1.a and 1.b)		0010	1,692,347	0010	1,691,930	5

Schedule RC-B—Securities

Exclude assets held for trading.

			Held-to-maturity				Available-for-sale
			(Column A) Amortized Cost		(Column B) Fair Value		(Column C) Amortized Cost		(Column D) Fair Value
Dollar Amounts in Thousands
			RCFD	Bil/Mil/Thou	RCFD	Bil/Mil/Thou	RCFD	Bil/Mil/Thou	RCFD	Bil/Mil/Thou
1.	U.S. Treasury securities		0211	0	0213	0	1286	319,586	1287	329,835	1
2.	U.S. Government agency obligations (exclude mortgage-backed securities):
	a.	Issued by U.S. Government agencies(1)	1289	0	1290	0	1291	666	1293	724	2.a
	b.	Issued by U.S. Government-sponsored agencies(2)	1294	0	1295	0	1297	80,449	1298	82,977	2.b
3.	Securities issued by states and political subdivisions in the U.S.		8496	0	8497	0	8498	193,743	8499	205,086	3

(1)
Includes Small Business Administration 'Guaranteed Loan Pool Certificates,' U.S. Maritime Administration obligations, and Export—Import Bank participation certificates.

(2)
Includes obligations (other than mortgage-backed securities) issued by the Farm Credit System, the Federal Home Loan Bank System, The Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Financing Corporation, Resolution Funding Corporation, the Student Loan Marketing Association, and the Tennessee Valley Authority.

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	FFIEC 031 RC-4
FDIC Certificate Number - 05208
Schedule RC-B—Continued
			Held-to-maturity				Available-for-sale
			(Column A) Amortized Cost		(Column B) Fair Value		(Column C) Amortized Cost		(Column D) Fair Value
Dollar Amounts in Thousands
			RCFD	Bil/Mil/Thou	RCFD	Bil/Mil/Thou	RCFD	Bil/Mil/Thou	RCFD	Bil/Mil/Thou
4.	Mortgage-backed securities (MBS):
	a.	Pass-through securities:
		(1) Guaranteed by GNMA	1698	0	1699	0	1701	295,575	1702	298,012	4.a.1
		(2) Issued by FNMA and FHLMC	1703	0	1705	0	1706	620,758	1707	633,510	4.a.2
		(3) Other pass-through securities	1709	0	1710	0	1711	0	1713	0	4.a.3
	b.	Other mortgage-backed securities (include CMOs, REMICs and stripped MBS):
		(1) Issued or guaranteed by FNMA, FHLMC, or GNMA	1714	0	1715	0	1716	3,264	1717	3,253	4.b.1
		(2) Collateralized by MBS issued or guaranteed by FNMA, FHLMC, or GNMA	1718	0	1719	0	1731	0	1732	0	4.b.2
		(3) All other mortgage-backed securities	1733	0	1734	0	1735	27,189	1736	28,200	4.b.3
5.	Asset-backed securities (ABS):
	a.	Credit card receivables	B838	0	B839	0	B840	2,274	B841	2,324	5.a
	b.	Home equity lines	B842	0	B843	0	B844	0	B845	0	5.b
	c.	Automobile loans	B846	0	B847	0	B848	3,273	B849	3,322	5.c
	d.	Other consumer loans	B850	0	B851	0	B852	5,843	B853	6,061	5.d
	e.	Commercial and industrial loans	B854	0	B855	0	B856	694	B857	668	5.e
	f.	Other	B858	0	B859	0	B860	0	B861	0	5.f
6.	Other debt securities:
	a.	Other domestic debt securities	1737	0	1738	0	1739	92,377	1741	93,234	6.a
	b.	Foreign debt securities	1742	0	1743	0	1744	79,392	1746	87,522	6.b
7.	Investments in mutual funds and other equity securities with readily determinable fair values(1)						A510	113,010	A511	111,532	7
8.	Total (sum of items 1 through 7) (total of Column A must equal Schedule RC item 2.a) (total of column D must equal Schedule RC, item 2.b)		1754	0	1771	0	1772	1,838,093	1773	1,886,260	8

(1)
Report Federal Reserve stock, Federal Home Loan Bank stock, and banker's bank stock in Schedule RC-F, item 4.

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	FFIEC 031 RC-5
FDIC Certificate Number - 05208
Schedule RC-B—Continued
Memoranda Dollar Amounts in Thousands				RCFD	Bil/Mil/Thou
1.	Pledged securities (1)			0416	408,657	M.1
2.	Maturity and repricing data for debt securities (1,2) (excluding those in nonaccrual status):
	a.	Securities issued by the U.S. Treasury, U.S. Government agencies, and states and political subdivisions in the U.S.; other non-mortgage debt securities; and mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages with a remaining maturity or next repricing date of: (3,4)
		(1)	Three months or less	A549	237,723	M.2.a.1
		(2)	Over three months through 12 months	A550	21,660	M.2.a.2
		(3)	Over one year through three years	A551	110,765	M.2.a.3
		(4)	Over three years through five years	A552	38,125	M.2.a.4
		(5)	Over five years through 15 years	A553	288,950	M.2.a.5
		(6)	Over 15 years	A554	114,530	M.2.a.6
	b.	Mortgage pass-through securities backed by closed-end first lien 1-4 family residential mortgages with a remaining maturity or next repricing date of: (3,5)
		(1)	Three months or less	A555	16,275	M.2.b.1
		(2)	Over three months through 12 months	A556	13,200	M.2.b.2
		(3)	Over one year through three years	A557	949	M.2.b.3
		(4)	Over three years through five years	A558	612	M.2.b.4
		(5)	Over five years through 15 years	A559	29,059	M.2.b.5
		(6)	Over 1 5 years	A560	871,427	M.2.b.6
	c.	Other mortgage-backed securities (include CMOs, REMICs, and stripped MBS; exclude mortgage pass-through securities) with an expected average life of: (6)
		(1)	Three years or less	A561	8,455	M.2.c.1
		(2)	Over three years	A562	22,998	M.2.c.2
	d.	Debt securities with a REMAINING MATURITY of one year or less (included in Memorandum items 2.a through 2.c above)		A248	243,986	M.2.d
3.	Amortized cost of held-to-maturity securities sold or transferred to available-for-sale or trading securities during the calendar year-to-date (report the amortized cost at date of sale or transfer)			1778	0	M.3
4.	Structured notes (included in the held-to-maturity and available-for-sale accounts in Schedule RC-B, items 2, 3, 5, and 6):
	a.	Amortized cost		8782	0	M.4.a
	b.	Fair value		8783	0	M.4.b

(1)
Includes held-to-maturity securities at amortized cost and available-for-sale securities at fair value.
(2)
Exclude investments in mutual funds and other equity securities with readily determinable fair values.
(3)
Report fixed rate debt securities by remaining maturity and floating rate debt securities by next repricing date.
(4)
Sum of Memorandum items 2.a.(1) through 2.a.(6) plus any nonaccrual debt securities in the categories of debt securities reported in Memorandum item 2.a that are included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, sum of items 1, 2, 3, 5, and 6, columns A and D, plus mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-B, item 4.a, columns A and D.
(5)
Sum of Memorandum items 2.b.(1) through 2.b.(6) plus any nonaccrual mortgage pass-through securities backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, item 4.a, sum of columns A and D, less the amount of mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-B, item 4.a, columns A and D.
(6)
Sum of Memorandum items 2.c.(1) and 2.c.(2) plus any nonaccrual "Other mortgage-backed securities" included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, item 4.b, sum of columns A and D.

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	FFIEC 031 RC-6
FDIC Certificate Number - 05208
Schedule RC-C—Loans and Lease Financing Receivables

Part I. Loans and Leases

Do not deduct the allowance for loan and lease losses from amounts reported in this schedule. Report (1) loans and leases held
for sale and (2) other loans and leases, net of unearned income.
 Report loans and leases net of any applicable allocated transfer risk reserve.
Exclude assets held for trading and commercial paper.

			(Column A) Consolidated Bank		(Column B) Domestic Offices
Dollar Amounts in Thousands
			RCFD	Bil/Mil/Thou	RCON	Bil/Mil/Thou
1.	Loans secured by real estate		1410	20,630,626			1
	a.	Construction, land development, and other land loans			1415	114,214	1.a
	b.	Secured by farmland (including farm residential and other improvements)			1420	93,957	1.b
	c.	Secured by 1-4 family residential properties:
		(1) Revolving, open-end loans secured by 1-4 family residential properties and extended under lines of credit			1797	1,028,208	1.c.1
		(2) Closed-end loans secured by 1-4 family residential properties:
		(a) Secured by first liens			5367	17,177,726	1.c.2.a
		(b) Secured by junior liens			5368	1,419,768	1.c.2.b
	d.	Secured by multifamily (5 or more) residential properties			1460	50,842	1.d
	e.	Secured by nonfarm nonresidential properties			1480	745,911	1.e
2.	Loans to depository institutions and acceptances of other banks:
	a.	To commercial banks in the U.S.			B531	3,122,467	2.a
		(1) To U.S. branches and agencies of foreign banks	B532	0			2.a.1
		(2) To other commercial banks in the U.S.	B533	3,122,535			2.a.2
	b.	To other depository institutions in the U.S.	B534	0	B534	0	2.b
	c.	To banks in foreign countries			B535	70	2.c
		(1) To foreign branches of other U.S. banks	B536	0			2.c.1
		(2) To other banks in foreign countries	B537	211			2.c.2
3.	Loans to finance agricultural production and other loans to farmers		1590	201,243	1590	201,243	3
4.	Commercial and industrial loans:
	a.	To U.S. addressees (domicile)	1763	5,048,667	1763	5,048,667	4.a
	b.	To non-U.S. addressees (domicile)	1764	857	1764	0	4.b
5.	Not applicable.
6.	Loans to individuals for household, family, and other personal expenditures (i.e., consumer loans) (includes purchased paper):
	a.	Credit cards	B538	1,125,298	B538	1,125,298	6.a
	b.	Other revolving credit plans	B539	306,133	B539	306,133	6.b
	c.	Other consumer loans (includes single payment, installment, and and all student loans	2011	978,763	2011	978,763	6.c
7.	Loans to foreign government and official institutions (including foreign central banks)		2081	0	2081	0	7
8.	Obligations (other than securities and leases) of states and political subdivisions in the U.S.		2107	22,218	2107	22,218	8
9.	Other loans		1563	485,761			9
	a.	Loans for purchasing or carrying securities (secured and unsecured)			1545	175,302	9.a
	b.	All other loans (exclude consumer loans)			1564	310,459
10.	Lease financing receivables (net of unearned income)				2165	2,637,421	10
	a.	Of U.S. addressees (domicile)	2182	2,637,421			10.a
	b.	Of non-U.S. addressees (domicile)	2183	0			10.b
11.	LESS: Any unearned income on loans reflected in items 1-9 above		2123	0	2123	0	11
12.	Total loans and leases, net of unearned income (sum of items 1 through 10 minus item 11) (total of column A must equal Schedule RC, item 4.a and 4.b)		2122	34,559,733	2122	34,558,667	12

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	FFIEC 031 RC-7
FDIC Certificate Number - 05208
Schedule RC-C—Continued

Part I. Continued

Memoranda			Dollar Amounts in Thousands	RCFD	Bil/Mil/Thou
1.	Loans and Leases restructured and in compliance with modified terms (included in Schedule RC-C, part I, and not reported as past due or nonaccrual in Schedule RC-N, Memorandum item 1) (exclude loans secured by 1-4 family residential properties and loans to individuals for household, family, and other personal expenditures)			1616	0	M.1
2.	Maturity and repricing data for loans and leases (excluding those in nonaccrual status):
	a.	Closed-end loans secured by first liens on 1-4 family residential properties in domestic offices (reported in Schedule RC-C, part I, item 1.c.(2)(a), column B) with a remaining maturity or next repricing date of: (1,2)		RCON
		(1)	Three months or less	A564	13,509,476	M.2.a.1
		(2)	Over three months through 12 months	A565	575,663	M.2.a.2
		(3)	Over one year through three years	A566	41,997	M.2.a.3
		(4)	Over three years through five years	A567	70,205	M.2.a.4
		(5)	Over five years through 15 years	A568	2,405,175	M.2.a.5
		(6)	Over 15 years	A569	563,391	M.2.a.6
	b.	All loans and leases (reported in Schedule RC-C, part I, items 1 through 10, column A) EXCLUDING closed-end loans secured by first liens on 1-4 family residential properties in domestic offices (reported in Schedule RC-C, part I item 1.c.(2)(a), column B) with a remaining maturity or next repricing date of: (1,3)		RCFD
		(1)	Three months or less	A570	8,390,797	M.2.b.1
		(2)	Over three months through 12 months	A571	2,654,634	M.2.b.2
		(3)	Over one year through three years	A572	2,049,611	M.2.b.3
		(4)	Over three years through five years	A573	1 ,588,469	M.2.b.4
		(5)	Over five years through 15 years	A574	1,519,646	M.2.b.5
		(6)	Over 15 years	A575	970,108	M.2.b.6
	c.	Loans and leases (reported in Schedule RC-C, part I, items 1 through 10, column A) with a REMAINING MATURITY of one year or less (excluding those in nonaccrual status)		A247	19,797,243	M.2.c
3.	Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in Schedule RC-C, part I, items 4 and 9, column A (4)			2746	191,119	M.3
4.	Adjustable rate closed-end loans secured by first liens on 1-4 family residential properties in domestic offices (included in Schedule RC-C, part I, item 1.c.(2)(a), column B)			RCON 5370	4,236,813	M.4
5.	Loans secured by real estate to non-U.S. addresses (domicile) (included in Schedule RC-C, part I, item 1, column A)			RCFD B837	0	M.5

(1)
Report fixed rate loans and leases by remaining maturity and floating rate loans by next repricing date.
(2)
Sum of Memorandum items 2.a.(1) through 2.a.(6) plus total nonaccrual closed-end loans secured by first liens on 1-4 family residential properties in domestic offices included in Schedule RC-N, item 1.c.(2), column C must equal total closed-end loans secured by first liens on 1-4 family residential properties from Schedule RC-C, part I, item 1.c.(2)(a), column B
(3)
Sum of Memorandum items 2.b.(1) through 2.b.(6) plus total nonaccrual loans and leases from Schedule RC-N, sum of items 1 through 8, column C, minus nonaccrual closed-end loans secured by first liens on 1-4 family residential properties in domestic offices included in Schedule RC-N, item 1.c.(2), column C, must equal total loans and leases from Schedule RC-C, Part I, sum or items 1 through 10, column A, minus total closed-end loans secured by first liens on 1-4 family residential properties in domestic offices from Schedule RC-C, part I, item 1.c.(2)(a), column B.
(4)
Exclude loans secured by real estate that are included in Schedule RC-C, part I, item 1, column A.

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	FFIEC 031 RC-8
FDIC Certificate Number - 05208
Schedule RC-D—Trading Assets and Liabilities

Schedule RC-D is to be completed by banks that reported average trading assets (Schedule RC-K, item 7) of $2 million or more for any quarter of the preceding year.

Dollar Amounts in Thousands			RCON	Bil/Mil/Thou
ASSETS
1.	U.S. Treasury securities in domestic offices		3531	0	1
2.	U.S. Government agency obligations in domestic offices (exclude mortgage-backed securities)		3532	0	2
3.	Securities issued by states and political subdivisions in the U.S. in domestic offices		3533	0	3
4.	Mortgage-backed securities (MBS) in domestic offices:
	a.	Pass-through securities issued or guaranteed by FNMA, FHLMC, or GNMA	3534	2,194	4.a
	b.	Other mortgage-backed securities issued or guaranteed by FNMA, FHLMC, or GNMA (include CMOs, REMICs, and stripped MBS)	3535	0	4.b
	c.	All other mortgage-backed securities	3536	0	4.c
5.	Other debt securities in domestic offices		3537	0	5
6.-8.	Not applicable
9.	Other trading assets in domestic offices		3541	0	9
10.	Trading assets in foreign offices		RCFN 3542	0	10
11.	Revaluation gains on interest rate, foreign exchange rate, and other commodity and equity contracts
	a.	In domestic offices	RCON 3543	37,634	11.a
	b.	In foreign offices	RCFN 3543	0	11.b
12.	Total trading assets (sum of items 1 through 11) (must equal Schedule RC, item 5)		RCFD 3545	39,828	12
			RCFD	Bil/Mil/Thou
LIABILITIES
13.	Liability for short positions		3546	0	13
14.	Revaluation losses on interest rate, foreign exchange rate, and other commodity and equity contracts		3547	34,302	14
15.	Total trading liabilities (sum of items 13 and 14) (must equal Schedule RC, item 15)		3548	34,302	15

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	FFIEC 031 RC-9
FDIC Certificate Number - 05208
Schedule RC-E—Deposit Liabilities

Part I. Deposits in Domestic Offices

		Transaction Accounts				Nontransaction Accounts
		(Column A) Total transaction accounts (including total demand deposits)		(Column B) Memo: Total demand deposits (included in column A)		(Column C) Total nontransaction accounts (including MMDAs)
Dollar Amounts in Thousands
		RCON	Bil/Mil/Thou	RCON	Bil/Mil/Thou	RCON	Bil/Mil/Thou
Deposits of:
1.	Individuals, partnerships and corporations (include all certified and official checks)	B549	3,867,420			B550	21,594,569	1
2.	U.S. Government	2202	5,496			2520	15	2
3.	States and political subdivisions in the U.S.	2203	70,179			2530	278,483	3
4.	Commercial banks and other depository institutions in the U.S.	B551	494,386			B552	0	4
5.	Banks in foreign countries	2213	0			2236	0	5
6.	Foreign governments, and official institutions (including foreign central banks)	2216	0			2377	0	6
7.	Total (sum of items 1 through 6) (sum of columns A and C must equal Schedule RC, item 13.a)	2215	4,437,481	2210	4,149,134	2385	21,873,067	7
Memoranda
Dollar Amounts in Thousands			RCON	Bil/Mil/Thou
1.	Selected components of total deposits (i.e., sum of item 7, columns A and C):
	a.	Total Individual Retirement Accounts (IRAs) and Keogh Plan accounts	6835	496,221	M.1.a
	b.	Total brokered deposits	2365	0	M.1.b
	c.	Fully insured brokered deposits (included in Memorandum item 1.b above):
		(1) Issued in denominations of less than $100,000	2343	0	M.1.c.1
		(2) Issued either in denominations of $100,000 or in denominations greater than $100,000 and participated out by the broker in shares of $100,000 or less	2344	0	M.1.c.2
	d.	Maturity data for brokered deposits:
		(1) Brokered deposits issued in denominations of less than $100,000 with a remaining maturity of one year or less (included in Memorandum item 1.c.(1) above)	A243	0	M.1.d.1
		(2) Brokered deposits issued in denominations of $100,000 or more with a remaining maturity of one year or less (included in Memorandum item 1.b above)	A244	0	M.1.d.2
	e.	Preferred deposits (uninsured deposits of states and political subdivisions in the U.S. reported in item 3 above which are secured or collaterlized as required under state law (to be completed for the December report only)	5590	288,070	M.1.e
2.	Components of total nontransaction accounts (sum of Memorandum items 2.a through 2.c must equal item 7, column C, above):
	a. Savings deposits:
		(1) Money market deposit accounts (MMDAs)	6810	6,013,126	M.2.a.1
		(2) Other savings deposits (excludes MMDAs)	0352	13,872,951	M.2.a.2
	b.	Total time deposits of less than $100,000	6648	1,737,370	M.2.b
	c.	Total time deposits of $100,000 or more	2604	249,620	M.2.c

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	FFIEC 031 RC-10
FDIC Certificate Number - 05208
Schedule RC-E—Continued

Part I. Continued

Memoranda (continued)
Dollar Amounts in Thousands				RCON	Bil/Mil/Thou
3.	Maturity and repricing data for time deposits of less than $100,000:
	a.	Time deposits of less than $100,000 with a remaining maturity or next repricing date of (1,2)
		(1)	Three months or less	A579	361,225	M.3.a.1
		(2)	Over three months through 12 months	A580	605,752	M.3.a.2
		(3)	Over one year through three years	A581	608,377	M.3.a.3
		(4)	Over three years	A582	162,016	M.3.a.4
	b.	Time deposits of less than $100,000 with a REMAINING MATURITY of one year or less (included in Memorandum items 3.a.(1) through 3.a.(4) above)(3)		A241	966,977	M.3.b
4.	Maturity and repricing data for time deposits of $100,000 or more:
	a.	Time deposits of $100,000 or more with a remaining maturity or next repricing date of (1,4)
		(1)	Three months or less	A584	62,787	M.4.a.1
		(2)	Over three months through 12 months	A585	86,569	M.4.a.2
		(3)	Over one year through three years	A586	54,686	M.4.a.3
		(4)	Over three years	A587	45,578	M.4.a.4
	b.	Time deposits of $100,000 or more with a REMAINING MATURITY of one year or less (included in Memorandum items 4.a.(1) through 4.a.(4) above)(3)		A242	149,356	M.4.b

(1)
Report fixed rate time deposits by remaining maturity and floating rate time deposits by next repricing date.

(2)
Sum of Memorandum items 3.a.(1) through 3.a.(4) must equal Schedule RC-E Memorandum item 2.b.

(3)
Report both fixed and floating rate time deposits by remaining maturity. Exclude floating rate time deposits with a next repricing date of one year or less that have a remaining maturity of over one year.

(4)
Sum of Memorandum items 4.a.(1) through 4.a.(4) must equal Schedule RC-E, Memorandum item 2.c.

Part II. Deposits in Foreign Offices (including Edge and Agreement subsidiaries and IBFs)

Dollar Amounts in Thousands		RCFN	Bil/Mil/Thou
Deposits of:
1.	Individuals, partnerships, and corporations (include all certified and official checks)	B553	1,992,996	1
2.	U.S. banks (including IBFs and foreign branches of U.S. banks) and other U.S. depository institutions	B554	5,359,136	2
3.	Foreign banks (including U.S. branches and agencies of foreign banks, including their IBFs)	2625	107,308	3
4.	Foreign governments and official institutions (including foreign central banks)	2650	0	4
5.	U.S. Government and states and political subdivisions in the U.S.	B555	0	5
6.	Total (sum of items 1 through 5) (must equal Schedule RC, item 13.b)	2200	7,459,440	6
Memorandum
Dollar Amounts in Thousands		RCFN	Bil/Mil/Thou
1.	Time deposits with a remaining maturity of one year or less (included in Part II, item 6 above)	A245	7,453,621	M.1

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	FFIEC 031 RC-11
FDIC Certificate Number - 05208
Schedule RC-F—Other Assets
Dollar Amounts in Thousands						RCFD	Bil/Mil/Thou
1.	Accrued interest receivable (1)					B556	168,360	1
2.	Net deferred tax assets (2)					2148	0	2
3.	Interest-only strips receivable (not in the form of a security) (3) on:
	a.	Mortgage loans				A519	0	3.a
	b.	Other financial assets				A520	0	3.b
4.	Equity securities that DO NOT have readily determinable fair values (4)					1752	378,393	4
5.	Other (itemize and describe amounts qreater than $25,000 that exceed 25% of this item)					2168	577,942	5
			TEXT
	a.	2166	Prepaid expenses	2166	0			5.a
	b.	C009	Cash surrender value of life insurance	C009	0			5.b
	c.	1578	Repossessed personal property (including vehicles)	1578	0			5.c
	d.	C010	Deriviatives with a positive fair value held for purposes other than tradi	C010	0			5.d
	e.	3549		3549	N/A			5.e
	f.	3550		3550	N/A			5.f
	g.	3551		3551	N/A			5.g
6.	Total (sum of items 1 through 5) (must equal Schedule RC, item 11)					2160	1,124,695	6

Schedule RC-G—Other Liabilities

Dollar Amounts in Thousands						RCON	Bil/Mil/Thou
1.	a.	Interest accrued and unpaid on deposits in domestic offices (5)				3645	34,531	1.a
						RCFD
	b.	Other expenses accrued and unpaid (includes accrued income taxes payable)				3646	229,883	1.b
2.	Net deferred tax liabilities (2)					3049	411,203	2
3.	Allowance for credit losses on off-balance sheet credit exposures					B557	0	3
4.	Other (itemize and describe amounts greater than $25,000 that exceed 25% of this item)					2938	94,729	4
			TEXT
	a.	3066	Accounts payable	3066	61,900			4.a
	b.	C011	Deferred compensation liabilities	C011	0			4.b
	c.	2932	Dividends declared but not yet payable	2932	0			4.c
	d.	C012	Derivatives with a negative fair value held for purposes other than trad	C012	0			4.d
	e.	3552		3552	N/A			4.e
	f.	3553		3553	N/A			4.f
	g.	3554		3554	N/A			4.g
5.	Total (sum of items 1 through 4) (must equal Schedule RC, item 20)					2930	770,346	5

(1)
Include accrued interest receivable on loans, leases, debt securities, and other interest-bearing assets

(2)
See discussion of deferred income taxes in Glossary entry on "income taxes."

(3)
Report interest-only strips receivable in the form of a security as available-for sale securities in Schedule RC, item 2.b, or as trading assets in Schedule RC, item 5, as appropriate.

(4)
Include Federal Reserve stock, Federal Home Loan Bank stock, and bankers' bank stock

(5)
For savings banks, includes "dividends" accrued and unpaid on deposits.

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	FFIEC 031 RC-12
FDIC Certificate Number - 05208
Schedule RC-H—Selected Balance Sheet Items for Domestic Offices
			Domestic Offices
Dollar Amounts in Thousands
			RCON	Bil/Mil/Thou
1.	Customers' liability to this bank on acceptances outstanding		2155	1,037	1
2.	Bank's liability on acceptances executed and outstanding		2920	1,037	2
3.	Federal funds sold and securities purchased under agreements to resell		1350	13,072,652	3
4.	Federal funds purchased and securities sold under agreements to repurchase		2800	8,103,521	4
5.	Other borrowed money		3190	6,539,518	5
	EITHER
6.	Net due from own foreign offices, Edge and Agreement subsidiaries, and IBFs		2163	N/A	6
	OR
7.	Net due to own foreign offices, Edge and Agreement subsidiaries, and IBFs		2941	7,371,441	7
8.	Total assets (excludes net due from foreign offices, Edge and Agreement subsidiaries, and IBFs)		2192	52,305,337	8
9.	Total liabilities (excludes net due to foreign offices, Edge and Agreement subsidiaries, and IBFs)		3129	41,742,670	9
In items 10-17 report the amortized (historical) cost of both held-to-maturity and available-for-sale securities in domestic offices.			RCON	Bil/Mil/Thou
10.	U.S. Treasury securities		1039	319,586	10
11.	U.S. Government agency obligations (exclude mortgage-backed securities)		1041	81,115	11
12.	Securities issued by states and political subdivisions in the U.S.		1042	193,743	12
13.	Mortgage-backed securities (MBS):
	a.	Pass-through securities:
	(1) Issued or guaranteed by FNMA, FHLMC, or GNMA		1043	916,333	13.a.1
	(2) Other pass-through securities		1044	0	13.a.2
	b.	Other mortgage-backed securities (include CMOs, REMICs, and stripped MBS):
	(1) Issued or guaranteed by FNMA, FHLMC, or GNMA		1209	3,264	13.b.1
	(2) All other mortgage-backed securities		1280	27,189	13.b.2
14.	Other domestic debt securities (include domestic asset-backed securities)		1281	104,461	14
15.	Foreign debt securities (include foreign asset-backed securities)		1282	79,392	15
16.	Investments in mutual funds and other equity securities with readily determinable fair values		A510	113,010	16
17.	Total amortized (historical) cost of both held-to-maturity and available-for-sale securities (sum of items 10 through 16)		1374	1,838,093	17
18.	Equity securities that do not have readily determinable fair values		1752	378,393	18

Schedule RC-I—Selected Assets and Liabilities of IBFs

To be completed only by banks with IBFs and other "foreign" offices.

Dollar Amounts in Thousands		RCFN	Bil/Mil/Thou
1.	Total IBF assets of the consolidated bank (component of Schedule RC, item 12)	2133	0	1
2.	Total IBF liabilities (component of Schedule RC, item 21)	2898	0	2

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	FFIEC 031 RC-13
FDIC Certificate Number - 05208
Schedule RC-K—Quarterly Averages (1)
Dollar Amounts in Thousands				RCFD	Bil/Mil/Thou
ASSETS
1.	Interest-bearing balances due from depository institutions			3381	53,229	1
2.	U.S. Treasury securities and U.S. Government agency obligations (2) (excluding mortgage-backed securities)			B558	377,248	2
3.	Mortgage-backed securities (2)			B559	967,757	3
4.	All other securities (2, 3)(includes securities issued by states and political subdivisions in the U.S.)			B560	418,859	4
5.	Federal funds sold and securities purchased under agreements to resell			3365	10,780,626	5
6.	Loans:
	a.	Loans in domestic offices:		RCON
		(1)	Total loans	3360	32,664,779	6.a.1
		(2)	Loans secured by real estate	3385	21,639,111	6.a.2
		(3)	Loans to finance agricultural production and other loans to farmers	3386	197,010	6.a.3
		(4)	Commercial and industrial loans	3387	4,857,427	6.a.4
		(5)	Loans to individuals for household, family, and other personal expenditures:
			(a) Credit cards	B561	1,125,171	6.a.5.a
			(b) Other (includes single payment, installment, all student loans, and revolving credit plans other than credit cards)	B562	1,325,743	6.a.5.b
				RCFN
	b.	Total loans in foreign offices, Edge and Agreement subsidiaries, and IBFs		3360	925	6.b
				RCFD
7.	Trading assets			3401	43,316	7
8.	Lease financing receivables (net of unearned income)			3484	2,564,418	8
9.	Total assets (4)			3368	50,550,420	9
LIABILITIES
				RCON
10.	Interest-bearing transaction accounts in domestic (NOW accounts, ATS accounts, and telephone and preauthorized transfer accounts) (exclude demand deposits)			3485	209,542	10
11.	Nontransaction accounts in domestic offices:
	a.	Savings deposits (includes MMDAs)		B563	19,739,044	11.a
	b.	Time deposits of $100,000 or more		A514	253,597	11.b
	c.	Time deposits of less than $100,000		A529	1,770,808	11.c
				RCFN
12.	Interest-bearing deposits in foreign offices, Edge and Agreement subsidiaries, and IBFs			3404	6,762,741	12
				RCFD
13.	Federal funds purchased and securities sold under agreements to repurchase			3353	8,359,995	13
14.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)			3355	5,775,686	14

(1)
For all items, banks have the option of reporting either (1) an average of DAILY figures for the quarter, or (2) an average of WEEKLY figures (i.e., the Wednesday of each week of the quarter).

(2)
Quarterly averages for all debt securities should be based on amortized cost.

(3)
Quarterly averages for all equity securities should be based on historical cost.

(4)
The quarterly averages for total assets should reflect all debt securities (not held for trading) at amortized cost, equity securities with readily determinable fair values at the lower of cost or fair value, and equity securities without readily determinable fair values at historical cost.

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	FFIEC 031 RC-14
FDIC Certificate Number - 05208
Schedule RC-L—Derivatives and Off-Balance Sheet Items

Please read carefully the instructions for the preparation of Schedule RC-L. Some of the amounts reported in Schedule RC-L are regarded as volume indicators and not necessarily as measures of risk.

Dollar Amounts in Thousands						RCFD	Bil/Mil/Thou
1.	Unused commitments:
	a.	Revolving, open-end lines secured by 1-4 family residential properties, e.g., home equity lines				3814	1,204,120	1.a
	b.	Credit card lines				3815	0	1.b
	c.	Commercial real estate, construction, and land development:
		(1)	Commitments to fund loans secured by real estate			3816	108,722	1.c.1
		(2)	Commitments to fund loans not secured by real estate			6550	154,769	1.c.2
	d.	Securities underwriting				3817	0	1.d
	e.	Other unused commitments				3818	4,174,947	1.e
2.	Financial standby letters of credit and foreign office guarantees					3819	18,309	2
	a.	Amount of financial standby letters of credit conveyed to others		3820	0			2.a
3.	Performance standby letters of credit and foreign office guarantees					3821	213,179	3.
	a.	Amount of performance standby letters of credit conveyed to others		3822	12,143			3.a
4.	Commercial and similar letters of credit					3411	8,289	4
5.	Participations in acceptances (as described in the instructions) conveyed to others by the reporting bank					3428	0	5
6.	Securities lent (including customers' securities lent where the customer is indemnified against loss by the reporting bank)					3433	583,264	6
7.	National amount of credit derivatives:
	a.	Credit derivatives on which the reporting bank is the guarantor				A534	0	7.a
	b.	Credit derivatives on which the reporting bank is the beneficiary				A535	0	7.b
8.	Spot foreign exchange contracts					8765	0	8
9.	All other off-balance sheet liabilities (exclude derivatives) (itemize and describe each component of this item over 25% of Schedule RC, item 28, "Total equity capital")					3430	11,040,350	9
			TEXT
	a.	3432	Securities borrowed	3432	11,040,350			9.a
	b.	3434	Commitments to purchase when-issued securities	3434	0			9.b
	c.	3555		3555	N/A			9.c
	d.	3556		3556	N/A			9.d
	e.	3557		3557	N/A			9.e
10.	All other off-balance sheet assets (exclude derivatives) (itemize and describe each component of this item over 25% Schedule RC item 28., "Total equity capital")					5591	0	10
			TEXT
	a.	3435	Commitments to sell when-issued securities	3435	0			10.a
	b.	5592		5592	N/A			10.b
	c.	5593		5593	N/A			10.c
	d.	5594		5594	N/A			10.d
	e.	5595		5595	N/A			10.e

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	FFIEC 031 RC-15
FDIC Certificate Number - 05208
Schedule RC-L—Continued
Dollar Amounts in Thousands
			(Column A) Interest Rate Contracts	(Column B) Foreign Exchange Contracts	(Column C) Equity Derivative Contracts	(Column D) Commodity and Other Contracts
Derivatives Position Indicators
			Tril/Bil/Mil/Thou	Tril/Bil/Mil/Thou	Tril/Bil/Mil/Thou	Tril/Bil/Mil/Thou
11.	Gross amounts (e.g., notional amounts) (for each column, sum of items 11.a through 11.e must equal sum of items 12 and 13):		RCFD 8693	RCFD 8694	RCFD 8695	RCFD 8696
	a.	Futures contracts	0	0	0	0	11.a
			RCFD 8697	RCFD 8698	RCFD 8699	RCFD 8700
	b.	Forward contracts	0	0	0	0	11.b
	c.	Exchange-traded option contracts:	RCFD 8701	RCFD 8702	RCFD 8703	RCFD 8704
		(1) Written options	0	0	0	0	11.c.1
			RCFD 8705	RCFD 8706	RCFD 8707	RCFD 8708
		(2) Purchased options	0	0	0	0	11.c.2
	d.	Over-the-counter option contracts:	RCFD 8709	RCFD 8710	RCFD 8711	RCFD 8712
		(1) Written options	237,578	0	0	11,715	11.d.1
			RCFD 8713	RCFD 8714	RCFD 8715	RCFD 8716
		(2) Purchased options	380,743	0	0	11,710	11.d.2
			RCFD 3450	RCFD 3826	RCFD 8719	RCFD 8720
	e.	Swaps	1,567,553	0	0	24,928	11.e
12.	Total gross notional amount of derivative contracts held for trading		RCFD A126 2,185,874	RCFD A127 0	RCFD 8723 0	RCFD 8724 48,353	12
13.	Total gross notional amount of derivative contracts held for purposes other than trading		RCFD 8725 0	RCFD 8726 0	RCFD 8727 0	RCFD 8728 0	13
	a.	Interest rate swaps where the bank has agreed to pay a fixed rate	RCFD A589 0				13.a
14.	Gross fair values of derivative contracts:
	a.	Contracts held for trading:	RCFD 8733	RCFD 8734	RCFD 8735	RCFD 8736
		(1) Gross positive fair value	31,712	0	0	6,100	14.a.1
			RCFD 8737	RCFD 8738	RCFD 8739	RCFD 8740
		(2) Gross negative fair value	28,320	0	0	5,852	14.a.2
	b.	Contracts held for purposes other than trading:	RCFD 8741	RCFD 8742	RCFD 8743	RCFD 8744
		(1) Gross positive fair value	0	0	0	0	14.b.1
			RCFD 8745	RCFD 8746	RCFD 8747	RCFD 8748
		(2) Gross negative fair value	0	0	0	0	14.b.2

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	FFIEC 031 RC-16
FDIC Certificate Number - 05208
Schedule RC-M—Memoranda
Dollar Amounts in Thousands	RCFD	Bil/Mil/Thou
1.	Extensions of credit by the reporting bank to its executive officers, directors, principal shareholders, and their related interests as of the report date:
a.	Aggregate amount of all extensions of credit to all executive officers, directors, principal shareholders, and their related interests	6164	2,372	1.a
b.	Number of executive officers, directors, and principal shareholders to whom the amount of all extensions of credit by the reporting bank (including extensions of credit to related interests) equals or exceeds the lesser of $500,000 or 5 percent of total capital as defined for this purpose in agency regulations	Number
6165	2	1.b
2.	Intangible assets other than goodwill:
a.	Mortgage Servicing Assets	3164	0	2.a
(1)	Estimated fair value of mortgage servicing assets	A590	0	2.a.1
b.	Purchased credit card relationships and nonmortgage servicing assets	B026	0	2.b
c.	All other identifiable intangible assets	5507	2,629	2.c
d.	Total (sum of items 2.a, 2.b, and 2.c) (must equal Schedule RC, item 10.b)	0426	2,629	2.d
3.	Other real estate owned:
a.	Direct and indirect investments in real estate ventures	5372	0	3.a
b.	All other real estate owned:	RCON
(1)	Construction, land development, and other land in domestic offices	5508	0	3.b.1
(2)	Farmland in domestic offices	5509	385	3.b.2
(3)	1-4 family residential properties in domestic offices	5510	3,593	3.b.3
(4)	Multifamily (5 or more) residential properties in domestic offices	5511	0	3.b.4
(5)	Nonfarm nonresidential properties in domestic offices	5512	0	3.b.5
RCFN
(6)	In foreign offices	5513	0	3.b.6
RCFD
c.	Total (sum of items 3. a and 3.b) (must equal Schedule RC, item 7)	2150	3,978	3.c
4.	Investments in unconsolidated subsidiaries and associated companies:
a.	Direct and indirect investments in real estate ventures	5374	0	4.a
b.	All other investments in unconsolidated subsidiaries and associated companies	5375	0	4.b
c.	Total (sum of items 4. a and 4.b) (must equal Schedule RC, item 8)	2130	0	4.c
5.	Other borrowed money:
a.	Federal Home Loan Bank advances:
(1)	With a remaining maturity of one year or less	2651	5,030,000	5.a.1
(2)	With a remaining maturity of more than one year through three years	B565	675,000	5.a.2
(3)	With a remaining maturity of more than three years	B566	450,000	5.a.3
b.	Other borrowings:
(1)	With a remaining maturity of one year or less	B571	356,414	5.b.1
(2)	With a remaining maturity of more than one year through three years	B567	25,607	5.b.2
(3)	With a remaining maturity of more than three years	B568	2,497	5.b.3
c.	Total (sum of items 5.a.(1) through 5.b.(3) must equal Schedule RC, item 16)	3190	6,539,518	5.c
YES/NO
6.	Does the reporting bank sell private label or third party mutual funds and annuities?	B569	YES	6
RCFD	Bil/Mil/Thou
7.	Assets under the reporting bank's management in proprietary mutual funds and annuities	6570	0	7

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	FFIEC 031 RC-17
FDIC Certificate Number - 05208
Schedule RC-N—Past Due and Nonaccrual Loans, Leases, and Other Assets
			(Column A) Past due 30 through 89 days and still accruing		(Column B) Past due 90 days or more and still accruing
							(Column C) Nonaccrual
Dollar Amounts in Thousands
			RCON	Bil/Mil/Thou	RCON	Bil/Mil/Thou	RCON	Bil/Mil/Thou
1.	Loans secured by real estate:
	a.	Construction, land development, and other land loans in domestic offices	2759	6,148	2769	613	3492	613	1.a
	b.	Secured by farmland in domestic offices	3493	1,616	3494	0	3495	2,634	1.b
	c.	Secured by 1-4 family residential properties in domestic offices:
		(1) Revolving, open-end loans secured by 1-4 family residential properties and extended under lines of credit	5398	1,390	5399	581	5400	0	1.c.1
		(2) Closed-end loans secured by 1-4 family residential properties	5401	42,693	5402	6,519	5403	11,819	1.c.2
	d.	Secured by multifamily (5 or more) residential properties in domestic offices	3499	906	3500	0	3501	195	1.d
	e.	Secured by nonfarm nonresidential properties properties in domestic offices	3502	14,906	3503	1,887	3504	10,100	1.e
			RCFN		RCFN		RCFN
	f.	In foreign offices	B572	0	B573	0	B574	0	1.f
2.	Loans to depository institutions and acceptances of other banks:
			RCFD		RCFD		RCFD
	a.	To U.S. banks and other U.S. depository institutions	5377	0	5378	0	5379	0	2.a
	b.	To foreign banks	5380	0	5381	0	5382	0	2.b
3.	Loans to finance agricultural production and other loans to farmers		1594	10,808	1597	100	1583	1,469	3
4.	Commercial and industrial loans:
	a.	To U.S. addressees (domicile)	1251	46,042	1252	7,337	1253	52,676	4.a
	b.	To non-U.S. addressees (domicile)	1254	0	1255	0	1256	0	4.b
5.	Loans to individuals for household, family, and other personal expenditures:
	a.	Credit cards	B575	20,950	B576	15,959	B577	0	5.a
	b.	Other (includes single payment, installment, all student loans, and revolving credit plans other than credit cards)	B578	23,697	B579	11,305	B580	653	5.b
6.	Loans to foreign governments and official institutions		5389	0	5390	0	5391	0	6
7.	All other loans		5459	7,001	5460	616	5461	0	7
8.	Lease financing receivables:
	a.	Of U.S. addressees (domicile)	1257	0	1258	0	1259	140,402	8.a
	b.	Of non-U.S. addressees (domicile)	1271	0	1272	0	1791	0	8.b
9.	Debt securities and other assets (exclude other real estate owned and other repossessed assets)		3505	0	3506	0	3507	0	9

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	FFIEC 031 RC-18
FDIC Certificate Number - 05208
Schedule RC-N—Continued

        Amounts reported in Schedule RC-N, items 1 through 8, above include guaranteed and unguaranteed portions of past due and nonaccrual loans and leases. Report in item 10 below certain guaranteed loans and leases that have already been included in the amounts reported in items 1 through 8.

			(Column A) Past due 30 through 89 days and still accruing		(Column B) Past due 90 days or more and still accruing		(Column C) Nonaccrual
Dollar Amounts in Thousands
			RCFD	Bil/Mil/Thou	RCFD	Bil/Mil/Thou	RCFD	Bil/Mil/Thou
10.	Loans and leases reported in items 1 through 8 above which are wholly or partially guaranteed by the U.S. Government		5612	8,900	5613	9,224	5514	147	10
	a.	Guaranteed portion of loans and leases included in item 10 above	5615	8,756	5616	9,210	5617	38	10.a
		(Column A) Past due 30 through 89 days and still accruing		(Column B) Past due 90 days or more and still accruing		(Column C) Nonaccrual
Memoranda
Dollar Amounts in Thousands
		RCFD	Bil/Mil/Thou	RCFD	Bil/Mil/Thou	RCFD	Bil/Mil/Thou
1.	Restructured loans and leases included in Schedule RC-N, items 1 through 8, above (and not reported in Schedule RC-C, Part I, Memorandum item 1)	1658	0	1659	0	1661	0	M.1
2.	Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in Schedule RC-N, items 4 and 7, above	6558	7,008	6559	217	6560	1,207	M.2
3.	Loans secured by real estate to non-U.S. addresses (domicile) (included in Schedule RC-N, item 1 , above)	1248	0	1249	0	1250	0	M.3
4.	Not applicable
		(Column A) Past due 30 through 89 days		(Column B) Past due 90 days or more
		RCFD	Bil/Mil/Thou	RCFD	Bil/Mil/Thou
5.	Interest rate, foreign exchange rate, and other commodity and equity contracts:
	Fair value of amounts carried as assets	3529	0	3530	0	M.5

        Person to whom questions about the Reports of Condition and Income should be directed:

Karen B. Martin, Regulatory Reporting Name and Title (TEXT 8901)
karen.b.martin@wellsfargo.com E-mail Address (TEXT 4086)
(612) 667-3975	(612) 667-3659
Telephone: Area code/phone number/extension (TEXT 890	FAX: Area code/phone number (TEXT 9116)

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	FFIEC 031 RC-19
FDIC Certificate Number - 05208
Schedule RC-O—Other Data for Deposit Insurance and FICO Assessments
Dollar Amounts in Thousands			RCON	Bil/Mil/Thou
1.	Unposted debits (see instructions):
	a.	Actual amount of all unposted debits	0030	0	1.a
		OR
	b.	Separate amount of unposted debits:
		(1) Actual amount of unposted debits to demand deposits	0031	N/A	1.b.1
		(2) Actual amount of unposted debits to time and savings deposits (1)	0032	N/A	1.b.2
2.	Unposted credits (see instructions):
	a.	Actual amount of all unposted credits	3510	0	2.a
		OR
	b.	Separate amount of unposted credits:
		(1) Actual amount of unposted credits to demand deposits	3512	N/A	2.b.1
		(2) Actual amount of unposted credits to time and savings deposits (1)	3514	N/A	2.b.2
3.	Uninvested trust funds (cash) held in bank's own trust department (not included in total deposits in domestic offices)		3520	0	3
4.	Deposits of consolidated subsidiaries in domestic offices and in insured branches in Puerto Rico and U.S. territories and possessions ( not included in total deposits) :
	a.	Demand deposits of consolidated subsidiaries	2211	9,088	4.a
	b.	Time and savings deposits (1) of consolidated subsidiaries	2351	0	4.b
	c.	Interest accrued and unpaid on deposits of consolidated subsidiaries	5514	0	4.c
5.	Deposits in insured branches in Puerto Rico and U.S. territories and possessions:
	a.	Demand deposits in insured branches (included in Schedule RC-E, Part II)	2229	0	5.a
	b.	Time and saving deposits (1) in insured branches (included in Schedule RC-E, Part II)	2383	0	5.b
	c.	Interest accrued and unpaid on deposits in insured branches (included in Schedule RC-G, item 1.b)	5515	0	5.c
6.	Reserve balances actually passed through to the Federal Reserve by the reporting bank on behalf of its respondent depository institutions that are also reflected as deposit liabilities of the reporting bank:
	a.	Amount reflected in demand deposits (included in Schedule RC-E, Part I, Item 7 column B)	2314	0	6.a
	b.	Amount reflected in time and savings deposits (1) (included in Schedule RC-E, Part I, Item 7, column A or C, but not column B)	2315	0	6.b
7.	Unamortized premiums and discounts on time and savings deposits: (1,2)
	a.	Unamortized premiums	5516	0	7.a
	b.	Unamortized discounts	5517	0	7.b
8.	To be completed by banks with "Oakar deposits"
	a.	Deposits purchased or acquired from other FDIC-insured institutions during the quarter (exclude deposits purchased or acquired from foreign offices other than insured branches in Puerto Rico and U.S. territories and possessions):
		(1) Total deposits purchased or acquired from other FDIC-insured institutions during the quarter	A531	0	8.a.1
		(2) Amount of purchased or acquired deposits reported in item 8.a.(1) above attributable to a secondary fund (i.e., BIF members report deposits attributable to SAIF; SAIF members report deposits attributable to BIF)	A532	0	8.a.2
	b.	Total deposits sold or transferred to other FDIC-insured institutions during the quarter (exclude sales or transfers by the reporting bank of deposits in foreign offices other than insured branches in Puerto Rico and U.S. territories and possessions)	A533	0	8.b

(1)
For FDIC and FICO insurance assessment purposes, "time and savings deposits" consists of nontransaction accounts and all transaction accounts other than demand deposits.

(2)
Exclude core deposit intangibles.

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	FFIEC 031 RC-20
FDIC Certificate Number - 05208
Schedule RC-O—Continued
Dollar Amounts in Thousands			RCON	Bil/Mil/Thou
9.	Deposits in lifeline accounts		5596		9
10.	Benefit-responsive "Depository Institution Investment Contracts" (included in total deposits in domestic offices)		8432	0	10
11.	Adjustments to demand deposits in domestic offices and in insured branches in Puerto Rico and U.S. territories and possessions reported in Schedule RC-E for certain reciprocal demand balances:
	a.	Amount by which demand deposits would be reduced if the reporting bank's reciprocal demand balances with the domestic offices of U.S. banks and savings associations and insured branches in Puerto Rico and U.S. territories and possessions that were reported on a gross basis in Schedule RC-E had been reported on a net basis	8785	0	11.a
	b.	Amount by which demand deposits would be increased if the reporting bank's reciprocal demand balances with foreign banks and foreign offices of other U.S. banks (other than insured branches in Puerto Rico and U.S. territories and possessions) that were reported on a net basis in Schedule RC-E had been reported on a gross basis	A181	0	11.b
	c.	Amount by which demand deposits would be reduced if cash items in process of collection were included in the calculation of the reporting bank's net reciprocal demand balances with the domestic offices of U.S. banks and savings associations and insured branches in Puerto Rico and U.S. territories and possessions in Schedule RC-E	A182	0	11.c
12.	Amount of assets netted against deposit liabilities in domestic offices and in insured branches in Puerto Rico and U.S. territories and possessions on the balance sheet (Schedule RC) in accordance with generally accepted accounting principles (exclude amounts related to reciprocal demand balances):
	a.	Amount of assets netted against demand deposits	A527	0	12.a
	b.	Amount of assets netted against time and savings deposits	A528	0	12.b

Memoranda (to be completed each quarter except as noted)

Dollar Amounts in Thousands						RCON	Bil/Mil/Thou
1.	Total deposits in domestic offices of the bank (sum of Memorandum items 1.a.(1) and 1.b.(1) must equal Schedule RC, item 13.a):
	a.	Deposit accounts of $100,000 or less:
					Number
		(1)	Amount of deposit accounts of $100,0000 or less			2702	8,247,749	M.1.a.1
		(2)	Number of deposit accounts of $100,000 or less (to be completed for the June report only)	3779	N/A			M.1.a.2
	b.	Deposit accounts of more than $100,000:
					Number
		(1)	Amount of deposit accounts of more than $100,000			2710	18,062,799	M.1.b.1
		(2)	Number of deposit accounts of more than $100,000	2722	15,397			M.1.b.2
2.	Estimated amount of uninsured deposits in domestic offices of the bank:
	a.	An estimate of your bank's uninsured deposits can be determined by multiplying the number of deposit accounts of more than $100,000 reported in Memorandum item 1.b.(2) above by $100,000 and subtracting the result from the amount of deposit accounts of more than $100,000 reported in Memorandum item 1.b.(1) above.
						RCON	YES/NO
		Indicate in the appropriate box at right whether your bank has a method or procedure for determining a better estimate of uninsured deposits than the estimate described above				6861	NO	M.2.a
							Bil/Mil/Thou
	b.	If the box marked YES has been checked, report the estimate of uninsured deposits determined by using your bank's method or procedure				5597	0	M.2.b
3.	Has the reporting institution been consolidated with a parent bank or savings association in that parent bank's or parent savings association's Call Report or Thrift Financial Report?
	If so, report the legal title and FDIC Certificate Number of the parent bank or parent savings association:
	Text
						RCON	FDIC Cert. No.
			A545			A545	N/A	M.3

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	FFIEC 031 RC-21
FDIC Certificate Number - 05208
Schedule RC-R—Regulatory Capital
Dollar Amounts in Thousands		RCFD	Bil/Mil/Thou
Tier 1 capital
1.	Total equity capital (from Schedule RC, item 28)	3210	3,191,226	1
2.	LESS: Net unrealized gains (losses) on available-for-sale securities (1) (if a gain, report as a positive value; if a loss, report as a negative value)	8434	29,863	2
3.	LESS: Net unrealized loss on available-for-sale EQUITY securities (1) (report loss as a positive value	A221	1,478	3
4.	LESS: Accumulated net gains (losses) on cash flow hedges (1) (if a gain, report as a positive value; if a loss, report as a negative value)	4336	0	4
5.	LESS: Nonqualifying perpetual preferred stock	B588	0	5
6.	Qualifying minority interests in consolidated subsidiaries	B589	0	6
7.	LESS: Disallowed goodwill and other disallowed intangible assets	B590	139,010	7
8.	LESS: Disallowed servicing assets and purchased credit card relationships	B591	0	8
9.	LESS: Disallowed deferred tax assets	5610	0	9
10.	Other additions to (deductions from) Tier 1 capital	B592	0	10
11.	Tier 1 capital (sum of items 1, 6, and 10, less items 2, 3, 4, 5, 7, 8, and 9)	8274	3,020,875	11
Tier 2 Capital
12.	Qualifying subordinated debt and redeemable preferred stock	5306	0	12
13.	Cumulative perpetual preferred stock includible in Tier 2 capital	B593	0	13
14.	Allowance for loan and lease losses includible in Tier 2 capital	5310	281,751	14
15.	Unrealized gains on available-for-sale equity securities includible in Tier 2 capital	2221	0	15
16.	Other Tier 2 capital components	B594	0	16
17.	Tier 2 capital (sum of items 12 through 16)	5311	281,751	17
18.	Allowable Tier 2 capital (lesser of item 11 or 17)	8275	281,751	18
19.	Tier 3 capital allocated for market risk	1395	0	19
20.	LESS: Deductions for total risk-based capital	B595	0	20
21.	Total risk-based capital (sum of items 11, 18, and 19, less item 20)	3792	3,302,626	21
Total assets for leverage ratio
22.	Average total assets (from Schedule RC-K, item 9)	3368	50,550,420	22
23.	LESS: Disallowed goodwill and other disallowed intangible assets (from item 7 above)	B590	139,010	23
24.	LESS: Disallowed servicing assets and purchased credit card relationships (from item 8 above)	B591	0	24
25.	LESS: Disallowed deferred tax assets (from item 9 above)	5610	0	25
26.	LESS: Other deductions from assets for leverage capital purposes	B596	0	26
27.	Average total assets for leverage capital purposes (item 22 less items 23 through 26)	A224	50,411,410	27
Adjustments for financial subsidiaries
28.	Adjustment to total risk-based capital reported in item 21	B503	0	28
29.	Adjustment to risk-weighted assets reported in item 62	B504	0	29
30.	Adjustment to average total assets reported in item 27	B505	0	30
Capital Ratios
(Column B is to be completed by all banks. Column A is to be completed by banks with financial subsidiaries)
		RCFD	(Column A) Percentage	RCFD	(Column B) Percentage
31.	Tier 1 leverage ratio (2)	7273	N/A	7204	5.99%	31
32.	Tier 1 risk-based capital ratio (3)	7274	N/A	7206	10.19%	32
33.	Total risk-based capital ratio (4)	7275	N/A	7205	11.14%	33

(1)
Report amount included in Schedule RC, item 26.b, "Accumulated other comprehensive income."

(2)
The ratio for column B is item 11 divided by item 27. The ratio for column A is item 11 minus one half of item 28 divided by (item 2[illegible]

(3)
The ratio for column B is item 11 divided by item 62. The ratio for column A is item 11 minus one half of item 28 divided by (item 6[illegible]

(4)
The ratio for column B is item 21 divided by item 62. The ratio for column A is item 21 minus item 28 divided by (item 62 minus item[illegible]

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	FFIEC 031 RC-22
FDIC Certificate Number - 05208
Schedule RC-R—Continued

Banks are not required to risk-weight each on-balance sheet asset and the credit equivalent amount of each off-balance sheet item that qualifies for a risk weight of less than 100 percent (50 percent for derivatives) at its lower risk rate. When completing items 34 through 54 of Schedule RC-R, each bank should decide for itself how detailed a risk-weight analysis it wishes to perform. In other words, a bank can choose from among its assets and off-balance sheet items that have a risk weight of less than 100 percent which ones to risk-weight at an appropriate lower risk, or it can simply risk-weight some or all of these items at a 100 percent risk weight (50 percent for derivatives).

				(Column C)	(Column D)	(Column E)	(Column F)
				Allocation by Risk Weight Category
			(Column B) Items Not Subject to Risk-Weighting
		(Column A) Totals (from Schedule RC)
Balance Sheet Asset Catagories				0%	20%	50%	100%
Dollar Amounts in Thousands
		Bil/Mil/Thou	Bil/Mil/Thou	Bil/Mil/Thou	Bil/Mil/Thou	Bil/Mil/Thou	Bil/Mil/Thou
34.	Cash and balances due from depository institutions (Column A equals the sum of Schedule RC, items 1.a and 1.b)	RCFD 0010 1,692,347		RCFD B600 298,007	RCFD B601 1,394,340		RCFD B602 0	34
35.	Held-to-maturity securities	RCFD 1754 0	RCFD B603 0	RCFD B604 0	RCFD B605 0	RCFD B606 0	RCFD B607 0	35
36.	Available-for-sale securities	RCFD 1773 1,886,260	RCFD B608 49,645	RCFD B609 615,827	RCFD B610 793,756	RCFD B611 90,460	RCFD B612 336,572	36
37.	Federal funds sold and securities purchased under agreements to resell	RCFD 1350 13,090,502		RCFD B613 0	RCFD B614 13,090,502		RCFD 616 0	37
38.	Loans and leases held for sale	RCFD 5369 13,811,575	RCFD B617 0	RCFD B618 0	RCFD B619 370,000	RCFD B620 13,441,575	RCFD B621 0	38
39.	Loans and leases, net of unearned income (1)	RCFD B528 20,748,158	RCFD B622 0	RCFD B623 0	RCFD B624 3,122,537	RCFD B625 3,778,708	RCFD B626 13,846,913	39
40.	LESS: Allowance for loan and lease losses	RCFD 3123 281,751	RCFD 3123 281,751					40
41.	Trading assets	RCFD 3545 39,828	RCFD B627 37,634	RCFD B628 0	RCFD B629 2,194	RCFD B630 0	RCFD B631 0	41
42.	All other assets (2)	RCFD B639 1,441,501	RCFD B640 139,010	RCFD B641 136,580	RCFD B642 307,750	RCFD B643 0	RCFD 5339 858,161	42
43.	Total assets (sum of items 34 through 42)	RCFD 2170 52,428,420	RCFD B644 (55,462)	RCFD 5320 1,050,414	RCFD 5327 19,081,079	RCFD 5334 17,310,743	RCFD 5340 15,041,646	43

(1)
Include any allocated transfer risk reserve in column B.
(2)
Includes premises and fixed assets, other real estate owned, investments in unconsolidated subsidiaries and associated companies, customers' liability on acceptances outstanding, intangible assets, and other assets.

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	FFIEC 031 RC-23
FDIC Certificate Number - 05208
Schedule RC-R—Continued
					(Column C)	(Column D)	(Column E)	(Column F)
					Allocation by Risk Weight Category
		(Column A) Face Value or Notional Amount		(Column B) Credit Equivalent Amount (1)
					0%	20%	50%	100%
Dollar Amounts in Thousands			Credit Conversion Factor
		Bil/Mil/Thou		Bil/Mil/Thou	Bil/Mil/Thou	Bil/Mil/Thou	Bil/Mil/Thou	Bil/Mil/Thou
Derivatives and Off-Balance Sheet Items
44.	Financial standby letters of credit	RCFD 3819 18,309	1.00	RCFD B645 18,309	RCFD B646 0	RCFD B647 0	RCFD B648 0	RCFD B649 18,309	44
45.	Performance standby letters of of credit	RCFD 3821 213,179	..50	RCFD B650 106,590	RCFD B651 0	RCFD B652 0	RCFD B653 0	RCFD B654 106,590	45
46.	Commercial and similar letters of credit	RCFD 3411 8,289.20		RCFD B655 1,658	RCFD B656 0	RCFD B657 0	RCFD B658 0	RCFD B659 1,658	46
47.	Risk participations in bankers acceptances acquired by the reporting institution	RCFD 3429 0	1.00	RCFD B660 0	RCFD B661 0	RCFD B662 0		RCFD B663 0	47
48.	Securities lent	RCFD 3433 583,264	1.00	RCFD B664 583,264	RCFD B665 0	RCFD B666 583,264	RCFD B667 0	RCFD B668 0	48
49.	Retained recourse on small business obligations sold with recourse	RCFD A250 0	1.00	RCFD B669 0	RCFD B670 0	RCFD B671 0	RCFD B672 0	RCFD B673 0	49
50.	Retained recourse on financial assets sold with low-level recourse	RCFD 1727 0	* Below 12.500	RCFD 2243 0				RCFD B674 0	50
51.	All other financial assets sold with recourse	RCFD B675 0	1.00	RCFD B676 0	RCFD B677 0	RCFD B678 0	RCFD B679 0	RCFD B680 0	51
52.	All other off-balance sheet liabilities	RCFD B681 0	1.00	RCFD B682 0	RCFD B683 0	RCFD B684 0	RCFD B685 0	RCFD B686 0	52
53.	Unused commitments with an original maturity exceeding one year	RCFD 3833 4,366,354	..50	RCFD B687 2,183,177	RCFD B688 0	RCFD B689 0	RCFD B690 602,060	RCFD B691 1,581,117	53
54.	Derivative contracts			RCFD A167 52,658	RCFD B693 0	RCFD B694 20,272	RCFD B695 32,386		54

*
Or institution-specific factor. Entering an "M" allows for data entry in Column B.
(1)
Column A multiplied by credit conversion factor.

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	FFIEC 031 RC-24
FDIC Certificate Number - 05208
Schedule RC-R—Continued
		(Column C)	(Column D)	(Column E)	(Column F)
		Allocation by Risk Weight Category
		0%	20%	50%	100%
Dollar Amounts in Thousands
		Bil/Mil/Thou	Bil/Mil/Thou	Bil/Mil/Thou	Bil/Mil/Thou
Totals
55.	Total assets, derivatives, and off-balance sheet items by risk weight category (for each column, sum of items 43 through 54)	RCFD B696 1,050,414	RCFD B697 19,684,615	RCFD B698 17,945,189	RCFD B699 16,749,320	55
56.	Risk weight factor	*0%	*20%	*50%	*100%	56
57.	Risk-weighted assets by risk weight category (for each column, item 55 multiplied by item 56)	RCFD B700 0	RCFD B701 3,936,923	RCFD B702 8,972,595	RCFD B703 16,749,320	57
58.	Market risk equivalent assets				RCFD 1651 0	58
59.	Risk-weighted assets before deductions for excess allowance for loan and lease losses and allocated transfer risk reserve (sum of item 57, columns C through F, and item 58)				RCFD B704 29,658,838	59
60.	LESS: Excess allowance for loan and lease losses				RCFD A222 0	60
61.	LESS: Allocated transfer risk reserve				RCFD 3128 0	61
62.	Total risk-weighted assets (item 59 minus items 60 and 61 )				RCFD A223 29,658,838	62
Memoranda
Dollar Amounts in Thousands		RCFD	Bil/Mil/Thou
1.	Current credit exposure across all derivative contracts covered by the risk-based capital standards	8764	37,812			M.1
			With a remaining maturity of
				(Column A) One year or less		(Column B) Over one year through five years		(Column C) Over five years
			RCFD	Tril/Bil/Mil/Thou	RCFD	Tril/Bil/Mil/Thou	RCFD	Tril/Bil/Mil/Thou
2.	Notional principal amounts of derivative contracts: (1)
	a.	Interest rate contracts	3809	413,793	8766	1,183,526	8767	350,977	M.2.a
	b.	Foreign exchange contracts	3812	0	8769	0	8770	0	M.2.b
	c.	Gold contracts	8771	0	8772	0	8773	0	M.2.c
	d.	Other precious metals contracts	8774	0	8775	0	8776	0	M.2.d
	e.	Other commodity contracts	8777	36,638	8778	0	8779	0	M.2.e
	f.	Equity derivative contracts	A000	0	A001	0	A002	0	M.2.f

(1)
Exclude foreign exchange contracts with an original maturity of 14 days or less and all futures contracts.

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	FFIEC 031 RC-25
FDIC Certificate Number - 05208
Schedule RC-S—Securitization and Asset Sale Activities
All of Schedule RC-S is to be completed beginning June 30, 2001.
			(Column A) 1-4 Family Residential Loans	(Column B) Home Equity Loans	(Column C) Credit Card Receivables	(Column D) Auto Loans	(Column E) Other Consumer Loans	(Column F) Commercial and Industrial Loans	(Column G) All Other Loans and All Leases
Dollar Amounts in Thousands			Bil/Mil/Thou	Bil/Mil/Thou	Bil/Mil/Thou	Bil/Mil/Thou	Bil/Mil/Thou	Bil/Mil/Thou	Bil/Mil/Thou
Bank Securitization Activities
1.	Outstanding principal balance of assets sold and securitized by the reporting bank with servicing retained or with recourse or other seller-provided credit enhancements		RCFD B705 0	RCFD B706 0	RCFD B707 0	RCFD B708 0	RCFD B709 0	RCFD B710 0	RCFD B711 0	1
2.	Maximum amount of credit exposure arising from recourse or other seller-provided credit enhancements provided to structurs reported in item 1 in the form of:
	a.	Retained interest-only strips (included in Schedules RC-B or RC-F or in Schedule RC, item 5)	RCFD B712 0	RCFD B713 0	RCFD B714 0	RCFD B715 0	RCFD B716 0	RCFD B717 0	RCFD B718 0	2.a
	b.	Standby letters of credit, subordinated securities, and other enhancements	RCFD B719 0	RCFD B720 0	RCFD B721 0	RCFD B722 0	RCFD B723 0	RCFD B724 0	RCFD B725 0	2.b
3.	Reporting bank's unused commitments to provide liquidity to structures reported in item 1		RCFD B726 0	RCFD B727 0	RCFD B728 0	RCFD B729 0	RCFD B730 0	RCFD B731 0	RCFD B732 0	3
4.	Past due loan amounts included in item 1:
	a.	30-89 days past due	RCFD B733 0	RCFD B734 0	RCFD B735 0	RCFD B736 0	RCFD B737 0	RCFD B738 0	RCFD B739 0	4.a
	b.	90 days or more past due	RCFD B740 0	RCFD B741 0	RCFD B742 0	RCFD B743 0	RCFD B744 0	RCFD B745 0	RCFD B746 0	4.b
5.	Charge-offs and recoveries on assets sold and securitized with servicing retained or with recourse or other seller-provided credit enhancements (calendar year-to-date):
	a.	Charge-offs	RIAD B747 0	RIAD B748 0	RIAD B749 0	RIAD B750 0	RIAD B751 0	RIAD B752 0	RIAD B753 0	5.a
	b.	Recoveries	RIAD B754 0	RIAD B755 0	RIAD B756 0	RIAD B757 0	RIAD B758 0	RIAD B759 0	RIAD B760 0	5.b

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	FFIEC 031 RC-26
FDIC Certificate Number - 05208
Schedule RC-S—Continued
			(Column A) 1-4 Family Residential Loans	(Column B) Home Equity Loans	(Column C) Credit Card Receivables	(Column D) Auto Loans	(Column E) Other Consumer Loans	(Column F) Commercial and Industrial Loans	(Column G) All Other Loans and All Leases
Dollar Amounts in Thousands			Bil/Mil/Thou	Bil/Mil/Thou	Bil/Mil/Thou	Bil/Mil/Thou	Bil/Mil/Thou	Bil/Mil/Thou	Bil/Mil/Thou
6.	Amount of ownership (or seller's) interest carried as:
	a.	Securities (included in RC-B or RC, item 5)		RCFD B761 0	RCFD B762 0			RCFD B763 0		6.a
	b.	Loans (included in Schedule RC-C)		RCFD B500 0	RCFD B501 0			RCFD B502 0		6.b
7.	Past due loan amounts included in interests reported in item 6.a:
	a.	30-89 days past due		RCFD B764 0	RCFD B765 0			RCFD B766 0		7.a
	b.	90 days or more past due		RCFD B767 0	RCFD B768 0			RCFD B769 0		7.b
8.	Charge-offs and recoveries on loan amounts included in interests reported in item 6.a (calendar year-to-date):
	a.	Charge-offs		RIAD B770 0	RIAD B771 0			RIAD B772 0		8.a
	b.	Recoveries		RIAD B773 0	RIAD B774 0			RIAD B775 0		8.b
For Securitization Facilities Sponsored By or Otherwise Established By Other Institutions
9.	Maximum amount of credit exposure arising from credit enhancements provided by the reporting bank to other institutions' securitization structures in the form of standby letters of credit, purchased subordinated securities, and other enhancements		RCFD B776 0	RCFD B777 0	RCFD B778 0	RCFD B779 0	RCFD B780 0	RCFD B781 0	RCFD B782 0	9
10.	Reporting bank's unused commitments to provide liquidity to other institutions' securitization structures		RCFD B783 0	RCFD B784 0	RCFD B785 0	RCFD B786 0	RCFD B787 0	RCFD B788 0	RCFD B789 0	10

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	FFIEC 031 RC-27
FDIC Certificate Number - 05208
Schedule RC-S—Continued
		(Column A) 1-4 Family Residential Loans	(Column B) Home Equity Loans	(Column C) Credit Card Receivables	(Column D) Auto Loans	(Column E) Other Consumer Loans	(Column F) Commercial and Industrial Loans	(Column G) All Other Loans and All Leases
Dollar Amounts in Thousands		Bil/Mil/Thou	Bil/Mil/Thou	Bil/Mil/Thou	Bil/Mil/Thou	Bil/Mil/Thou	Bil/Mil/Thou	Bil/Mil/Thou
Bank Asset Sales
11.	Assets sold with recourse or other seller-provided credit enhancements and not securitized by the reporting bank	RCFD B790 0	RCFD B791 0	RCFD B792 0	RCFD B793 0	RCFD B794 0	RCFD B795 0	RCFD B796 0	11
12.	Maximum amount of credit exposure arising from recourse or other seller-provided credit enhancements provided to assets reported in item 11	RCFD B797 0	RCFD B798 0	RCFD B799 0	RCFD B800 0	RCFD B801 0	RCFD B802 0	RCFD B803 0	12

Memorandum items 1, 2, and 3 are to be completed beginning June 30, 2001.

Memoranda

Dollar Amounts in Thousands			RCFD	Bil/Mil/Thou
1.	Small Business obligations transferred with recourse under Section 208 of the Riegle Community Development and Regulatory Improvement Act of 1994:
	a.	Outstanding principal balance	A249	0	M.1.a
	b.	Amount of retained recourse on these obligations as of the report date	A250	0	M.1.b
2.	Outstanding principal balance of assets serviced for others:
	a.	1-4 family residential mortgages serviced with recourse or other servicer-provided credit enhancements	B804	0	M.2.a
	b.	1-4 family residential mortgages serviced with no recourse or other servicer-provided credit enhancements	B805	211	M.2.b
	c.	Other financial assets (1)	A591	152,447	M.2.c
3.	Asset-backed commercial paper conduits:
	a.	Maximum amount of credit exposure arising from credit enhancements provided to conduit structures in the form of standby let credit, subordinated securities, and other enhancements:
		(1) Conduits sponsored by the bank, a bank affiliate, or the bank's holding company	B806	0	M.3.a.1
		(2) Conduits sponsored by other unrelated institutions	B807	0	M.3.a.2
	b.	Unused commitments to provide liquidity to conduit structures:
		(1) Conduits sponsored by the bank, a bank affiliate, or the bank's holding company	B808	0	M.3.b.1
		(2) Conduits sponsored by other unrelated institutions	B809	0	M.3.b.2

(1)
Memorandum item 2.c is to be completed beginning June 30, 2001, if the principal balance of other financial assets serviced for others is more than $10 million.

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	FFIEC 031 RC-28
FDIC Certificate Number - 05208
Schedule RC-T—Fiduciary and Related Services

Schedule RC-T is to be completed beginning December 31, 2001.
Items 12 through 23 and Memorandum item 4 will not be made available to the public on an individual institution basis.

		RCFD	YES/NO
1.	Does the bank have fiduciary powers? (If "NO", do not complete Schedule RC-T)	A345	YES	1
		RCFD	YES/NO
2.	Does the bank exercise the fiduciary powers it has been granted?	A346	YES	2
		RCFD	YES/NO
3.	Does the bank have any fiduciary or related activity (in the form of assets or accounts) to report in this schedule? (If "NO", do not complete the rest of Schedule RC-T)	B867	YES	3

  If the answer to item 3 is "YES", complete the applicable items of Schedule RC-T, as follows:

  Institutions with total fiduciary assets (item 9, sum of columns A and B) greater than $250 million (as of the preceding December 31) or with gross fiduciary and related services income greater than 10% of revenue (net interest income plus noninterest income) for the preceeding calendar year must complete:

  •
  Items 4 through 19.a quarterly

  •
  Items 20 through 23 annually with the December report, and

  •
  Memorandum items 1 through 4 annually with the December report

  Institutions with total fiduciary assets (item 9, sum of columns A and B) greater than $100 million but less than or equal to $250 million (as of the preceding December 31) that do not meet the fiduciary income test for quarterly reporting must complete:

  •
  Items 4 through 23 annually with the December report, and

  •
  Memorandum items 1 through 4 annually with the December report.

  Institutions with total fiduciary assets (item 9, sum of columns A and B) of $100 million or less (as of the preceding December 31) that do not meet the fiduciary income test for quarterly reporting must complete:

  •
  Items 4 through 11 annually with the December report, and

  •
  Memorandum items 1 through 3 annually with the December report.

			(Column A) Managed Assets	(Column B) Non-Managed Assets	(Column C) Number of Managed Accounts	(Column D) Number of Non-Managed Accounts
Dollar Amounts in Thousands
			Tril/Bil/Mil/Thou	Tril/Bil/Mil/Thou
FIDUCIARY AND RELATED ASSETS			RCFD B868	RCFD B869	RCFD B870	RCFD B871
4.	Personal trust and agency accounts		7,267,327	829,678	7,944	199	4
5.	Retirement related trust and agency accounts:		RCFD B872	RCFD B873	RCFD B874	RCFD B875
	a.	Employee benefit-defined contribution	215,372	1,473,852	13	285	5.a
			RCFD B876	RCFD B877	RCFD B878	RCFD B879
	b.	Employee benefit-defined benefit	2,418,249	10,189,861	29	329	5.b
			RCFD B880	RCFD B881	RCFD B882	RCFD B883
	c.	Other retirement accounts	3,354,242	27,472,438	1,626	4,974	5.c
			RCFD B884	RCFD B885	RCFD C001	RCFD C002
6.	Corporate trust and agency accounts		935,445	35,017,579	34	13,432	6
			RCFD B886		RCFD B888
7.	Inventment management agency accounts		216,089		213		7
			RCFD B890	RCFD B891	RCFD B892	RCFD B893
8.	Other fiduciary accounts		84,611	172,466	42	16	8

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	FFIEC 031 RC-29
FDIC Certificate Number - 05208
Schedule RC-T—Continued
		(Column A) Managed Assets	(Column B) Non-Managed Assets	(Column C) Number of Managed Accounts	(Column D) Number of Non-Managed Accounts
Dollar Amounts in Thousands
		Tril/Bil/Mil/Thou	Tril/Bil/Mil/Thou
FIDUCIARY AND RELATED ASSETS—Continued
9.	Total fiduciary accounts (sum of items 4 through 8)	RCFD B894 14,491,335	RCFD B895 75,155,874	RCFD B896 9,901	RCFD B897 19,235	9
10.	Custody and safekeeping accounts		RCFD B898 ##########		RCFD B899 3,161	10
11.	Fiduciary accounts held in foreign ofices (included in items 9 and 10)	RCFN B900 0	RCFN B901 0	RCFN B902 0	RCFN B903 0	11
Dollar Amounts in Thousands					RIAD	Bil/Mil/Thou
FIDUCIARY AND RELATED SERVICES INCOME
12.	Personal trust and agency accounts				B904	73,507	12
13.	Retirement related trust and agency accounts:
	a.	Employee benefit—defined contribution			B905	2,011	13.a
	b.	Employee benefit—defined benefit			B906	16,091	13.b
	c.	Other retirement accounts			B907	22,125	13.c
14.	Corporate trust and agency accounts				A479	52,975	14
15.	Investment management agency accounts				B908	32,154	15
16.	Other fiduciary accounts				A480	46,707	16
17.	Custody and safekeeping accounts				B909	15,780	17
18.	Other fiduciary and related services income				B910	7,921	18
19.	Total gross fiduciary and related services income (sum of items 12 through 18) (must equal Schedule RI, item 5.a)				4070	269,271	19
	a.	Fiduciary and related services income-foreign offices (included in item 19)	B912	0			19.a
20.	Less: Expenses				C058	115,452	20
21.	Less: Net losses from fiduciary and related services				A488	1,984	21
22.	Plus: Intracompany income credits for fiduciary and related services				B911	0	22
23.	Net fiduciary and related services income				A491	151,835	23
Memoranda			Managed Assets
Dollar Amounts in Thousands
			RCFD	Bil/Mil/Thou
1.	Managed personal trust and agency accounts:
	a.	Non interest-bearing deposits	B913	(18,519)	M.1.a
	b.	Interest-bearing deposits	B914	5,464	M.1.b
	c.	U.S. Treasury and U.S. Government agency obligations	B915	449,179	M.1.c
	d.	State, county and municipal obligations	B916	821,095	M.1.d
	e.	Money market mutual funds	B917	57	M.1.e
	f.	Other short-term obligations	B918	684	M.1.f
	g.	Other notes and bonds	B919	116,157	M.1.g
	h.	Common and preferred stocks	B920	5,695,190	M.1.h
	i.	Real estate mortgages	B921	6,267	M.1.i
	j.	Real estate	B922	95,031	M.1.j
	k.	Miscellaneous assets	B923	96,722	M.1.k
	l.	Total assets of managed personal trust and agency accounts (sum of Memorandum items 1.a through 1.k) (must equal Schedule RC-T, item 4, column A)	B868	7,267,327	M.1.l

Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	FFIEC 031 RC-30
FDIC Certificate Number - 05208
Schedule RC-T—Continued
			(Column A) Number of Issues		(Column B) Principal Amount Outstanding
Memoranda—Continued
Dollar Amounts in Thousands
			RCFD		RCFD	Bil/Mil/Thou
2.	Corporate trust and agency accounts:
	a.	Corporate and municipal trusteeships	B927	36,333	B928	##########	M.2.a
	b.	Transfer agent, registrar, paying agent, and other corporate agency	B929	3,046			M.2.b
			(Column A) Number of Funds		(Column B) Market Value of Fund Assets
Dollar Amounts in Thousands
			RCFD		RCFD	Bil/Mil/Thou
3.	Collective investment funds and common trust funds:
	a.	Domestic equity	B931	0	B932	0	M.3.a
	b.	International/Global equity	B933	0	B934	0	M.3.b
	c.	Stock/Bond blend	B935	0	B936	0	M.3.c
	d.	Taxable bond	B937	0	B938	0	M.3.d
	e.	Municipal bond	B939	0	B940	0	M.3.e
	f.	Short term investments/Money market	B941	0	B942	0	M.3.f
	g.	Specialty/Other	B943	0	B944	0	M.3.g
	h.	Total collective investment funds (sum of Memorandum items 3.a through 3.g)	B945	0	B946	0	M.3.h
			(Column A) Gross Losses Managed Accounts		(Column B) Gross Losses Non-Managed Accounts		(Column C) Recoveries
Dollar Amounts in Thousands
			RIAD	Mil/Thou	RIAD	Mil/Thou	RIAD	Mil/Thou
4.	Fiduciary settlements, surcharges and other losses:
	a.	Personal trust and agency accounts	B947	111	B948	643	B949	0	M.4.a
	b.	Retirement related trust and agency accounts	B950	104	B951	1,126	B952	0	M.4.b
	c.	Investment management agency accounts	B953	0	B954	0	B955	0	M.4.c
	d.	Other fiduciary accounts and related services	B956	0	B957	0	B958	0	M.4.d
	e.	Total fiduciary settlements, surcharges, and other losses (sum of Memorandum items 4.a through 4.d) (sum of columns A and B minus column C must equal Schedule RC-T, item 21)	B959	215	B960	1,769	B961	0	M.4.e

Person to whom questions about Schedule RC-T—Fiduciary and Related Services should be directed:

Karen B. Martin, Vice President Name and Title (TEXT B962)
karen.b.martin@wellsfargo.com E-mail Address (TEXT B926)
612-667-3975 Telephone: Area code/phone number/extension (TEXT B96	612-667-3659 FAX: Area code/phone number (TEXT B964)

Optional Narrative Statement Concerning the Amounts Reported in the Reports of Condition and Income at close of business on December 31, 2001			FFIEC 031 RC-31
Wells Fargo Bank Minnesota, N.A. Legal Title of Bank	Minneapolis City	MN State

The management of the reporting bank may, if it wishes, submit a brief narrative statement on the amounts reported in the Reports of Condition and Income. This optional statement will be made available to the public, along with the publicly available data in the Reports of Condition and Income, in response to any request for individual bank report data. However, the information reported in Schedule RC-T, items 12 through 23 and Memorandum item 4, is regarded as confidential and will not be released to the public. BANKS CHOOSING TO SUBMIT THE NARRATIVE STATEMENT SHOULD ENSURE THAT THE STATEMENT DOES NOT CONTAIN THE NAMES OR OTHER IDENTIFICATIONS OF INDIVIDUAL BANK CUSTOMERS, REFERENCES TO THE AMOUNTS REPORTED IN THE CONFIDENTIAL ITEMS IN SCHEDULE RC-N, OR ANY OTHER INFORMATION THAT THEY ARE NOT WILLING TO HAVE MADE PUBLIC OR THAT WOULD COMPROMISE THE PRIVACY OF THEIR CUSTOMERS. Banks choosing not to make a statement may check the "No comment" box below and should make no entries of any kind in the space provided for the narrative statement; i.e., DO NOT enter in this space such phrases as "No statement," "Not applicable," "N/A," "No comment," and "None."

The optional statement must be entered on this sheet. The statement should not exceed 100 words. Further, regardless of the number of words, the statement must not exceed 750 characters, including punctuation, indentation, and standard spacing between words and sentences. If any submission should exceed 750 characters, as defined, it will be truncated at 750 characters with no notice to the submitting bank and the truncated statement will appear as the bank's statement both on agency computerized records and in computer-file releases to the public.

All information furnished by the bank in the narrative statement must be accurate and not misleading. Appropriate efforts shall be taken by the submitting bank to ensure the statement's account. The statement must be signed, in the space provided below, the senior officer of the bank who thereby attests to its accuracy.

If, subsequent to the original submission, material changes are submitted for the data reported in the Reports of Condition and Incom, the existing narrative statement will be deleted from the files, and from disclosure; the bank, at its option, may replace a statement, under signature, appropriate to the amended date.

The optional narrative statement will appear in agency record and in release to the public exactly as submitted (or amended as described in the preceding paragraph) by the management of the bank (except for the truncation of the statements exceeding the 750-character limit described above.) THE STATEMENT WILL NOT BE EDITED OR SCREENED IN ANY WAY BY THE SUPERVISORY AGENCIES FOR ACCURACY OR RELEVANCE. DISCLOSURE OF THE STATEMENT SHALL NOT SIGNIFY THAT ANY FEDERAL SUPERVISORY AGENCY HAS VERIFIED OR CONFIRMED THE ACCURACY OF THE INFORMATION CONTAINED THEREIN. A STATEMENT TO THIS EFFECT WILL APPEAR ON ANY PUBLIC RELEASE OF THE OPTIONAL STATEMENT SUBMITTED BY THE MANAGEMENT OF THE REPORTING BANK.

X = NO COMMENT Y = COMMENT BANK MANAGEMENT STATEMENT (please type or print clearly): TEXT (70 characters per line)	6979 ☒
0980

Signature of Executive Officer of Bank	Date of Signature

THIS PAGE IS TO BE COMPLETED BY ALL BANKS

Transmitted to EDS as 0169285 on 01/30/02 at 11:00:37 CST

NAME AND ADDRESS OF BANK Wells Fargo Bank Minnesota, N.A. Sixth Street and Marquette Avenue Minneapolis, MN 55479	OMB No. For OCC: 1557-0081 OMB No. For FDIC: 3064-0052 OMB No. For Federal Reserve: 7100-0036 Expiration Date: 3/31/2004 SPECIAL REPORT (Dollar Amounts in Thousands)
	CLOSE OF BUSINESS DATE	FDIC Certificate Number
	12/31/2001	520B

LOANS TO EXECUTIVE OFFICERS (Complete as of each Call Report Date)

The following information is required by Public Laws 90-44 and 102-242, but does not constitute a part of the Report of Condition. With each Report of Condition, these Laws require all banks to furnish a report of all loans or other extensions of credit to their executive officers made since the date of the previous Report of Condition. Data regarding individual loans or other extensions of credit are not required. If no such loans or other extensions of credit were made during the period, insert "none" against subitem ((Excluded the first $15,000 of indebtedness of each executive officer under bank credit card plan.)

See Sections 215.2 and 215.3 of Title 12 of the Code of Federal Regulations (Federal Reserve Board Regulation O) for the definitions of "executive officer" and "extension of credit," respectively. Exclude loans and other extensions of credit to directors and principal shareholders who are not executive officers.

				RCFD
a.	Number of loans made to executive officers since the previous Call Report date			3561	3	a
b.	Total dollar amount of above loans (in thousands of dollars)			3562	1,577	b
c.	Range of interest charged on above loans	From		To
	(example: 9-3/4% = 9.75)	7701	4.75%	7702	7.50%	c
/s/ Karen B. Martin, Vice President	1/30/02

SIGNATURE AND TITLE OF OFFICER AUTHORIZED TO SIGN REPORT	DATE (Month/Day, Year)

FDIC 8040/53 (3-01)